                                                                    EXHIBIT 10.1


                                     LEASE


                                    BETWEEN



                           AKIRA INDUSTRIES CO. LTD.


                                      AND


                          GLOBAL ELECTION SYSTEMS INC.



                                 AIRPORT SQUARE
                        SUITE 350, 1200 WEST 73RD AVENUE
                          VANCOUVER, BRITISH COLUMBIA

                                      INDEX

                                                                            PAGE

                                    ARTICLE 1
                                 LEASED PREMISES

1.1        Leased Premises .................................................. 1

                                    ARTICLE 2
                                      TERM

2.1        Term ............................................................. 2

2.2        Delay in Occupancy ............................................... 2

2.3        Overholding ...................................................... 2


                                    ARTICLE 3
                                      RENT

3.1        Basic Rent ....................................................... 2

3.2        Additional Rent .................................................. 3

3.3        Payment of Additional Rent ....................................... 3

3.4        Accrual of Rent .................................................. 4

3.5        Recovery of Rent ................................................. 4

3.6        Limitations ...................................................... 4

3.7        Payments ......................................................... 4

3.8        Prime Rate ....................................................... 5

3.9        Area Determination ............................................... 5

3.10       Post-Dated Cheques ............................................... 5

3.11       Waiver of Offset ................................................. 5

3.12       Application of Payments .......................................... 5


                                    ARTICLE 4
                                SECURITY DEPOSIT

4.1        Security Deposit ................................................. 5


                                    ARTICLE 5
                                GENERAL COVENANTS

5.1        Landlord's Covenants ............................................. 6

5.2        Tenant's Covenants ............................................... 6


                                    ARTICLE 6
                                USE AND OCCUPANCY

6.1        Use .............................................................. 6

6.2        Waste, Nuisance, Etc ............................................. 6

6.3        Insurance Risks .................................................. 6

6.4        Compliance with Law .............................................. 6

6.5        Rules and Regulations ............................................ 7

6.6        Environmental Matters ............................................ 7


                                      (i)

                                    ARTICLE 7
                      LICENSES, ASSIGNMENTS AND SUBLETTINGS

7.1        Licenses, Franchises and Concessions .............................. 7

7.2        No Assignment and Subletting ...................................... 7

7.3        Assignment or Subletting Procedures ............................... 7

7.4        Landlord Not to Unreasonably Withhold Consent ..................... 8

7.5        Terms of Consent .................................................. 9

7.6        Change in Control of Tenant .......................................10

7.7        Tenant's Continuing Obligations ...................................10


                                    ARTICLE 8
                                REPAIR AND DAMAGE

8.1        Landlord's Repairs to Building and Property ...................... 11

8.2        Landlord's Repairs to the Leased Premises ........................ 11

8.3        Tenant's Repair .................................................. 11

8.4        Indemnification .................................................. 11

8.5        Damage and Destruction ........................................... 11


                                    ARTICLE 9
                             INSURANCE AND LIABILITY

9.1        Landlord's Insurance ............................................. 12

9.2        Tenant's Insurance ............................................... 13

9.3        Limitation of Landlord's Liability ............................... 14

9.4        Indemnity of Landlord ............................................ 14

9.5        Definition of "Insured Damage" ................................... 14


                                   ARTICLE 10
                         EVENTS OF DEFAULT AND REMEDIES

10.1       Events of Default and Remedies ................................... 15

10.2       Payment of Rent, Etc., on Termination ............................ 16


                                   ARTICLE 11
                          SUBORDINATION AND ATTORNMENT

11.1       Subordination and Attornment ..................................... 17


                                   ARTICLE 12
                                  CERTIFICATES

12.1       Certificates ..................................................... 17


                                   ARTICLE 13
                 INSPECTION OF AND ACCESS TO THE LEASED PREMISES

13.1       Inspection of and Access to the Leased Premises .................. 17



                                      (ii)

                                   ARTICLE 14
                                      DELAY

14.1       Delay ...........................................................17

                                   ARTICLE 15
                                     WAIVER

15.1       Waiver ..........................................................18

                                   ARTICLE 16
                              TRANSFER BY LANDLORD

16.1       Transfer by Landlord ............................................18

                                   ARTICLE 17
                          RELOCATION OF LEASED PREMISES

17.1       Relocation of Leased Premises ...................................18

                                   ARTICLE 18
                                  PUBLIC TAKING

18.1       Public Taking ...................................................19

                                   ARTICLE 19
                              REGISTRATION OF LEASE

19.1       Registration of Lease ...........................................20

                                   ARTICLE 20
                             LEASE ENTIRE AGREEMENT

20.1       Lease Entire Agreement ..........................................20

                                   ARTICLE 21
                                     NOTICES

21.1       Notices .........................................................20

                                   ARTICLE 22
                                 INTERPRETATION

22.2       Interpretation ..................................................20

                                   ARTICLE 23
                           EXTENT OF LEASE OBLIGATIONS

23.1       Extent of Lease Obligations .....................................21


                                      (iii)

                                   ARTICLE 24
                         USE AND OCCUPANCY PRIOR TO TERM

24.1       Use and Occupancy Prior to Term...............................     21

                                   ARTICLE 25
                                    SCHEDULES

25.1       Schedules.....................................................     21

                                   ARTICLE 26
                                    DISTRESS

26.1       Distress......................................................     21

                                   ARTICLE 27
                      LANDLORD'S ABILITY TO REMEDY DEFAULTS

27.1       Landlord's Ability to Remedy Defaults.........................     22

                                   ARTICLE 28
                               INTENT - NET LEASE

28.1       Intent - Net Lease............................................     22

                                   ARTICLE 29
                                 TIME OF ESSENCE


SCHEDULES

    SCHEDULE "A" - LEGAL DESCRIPTION
    SCHEDULE "B" - FLOOR PLAN
    SCHEDULE "C" - TAXES
    SCHEDULE "D" - SERVICES & COSTS
    SCHEDULE "E" - RULES AND REGULATIONS
    SCHEDULE "F" - LEASEHOLD IMPROVEMENTS
    SCHEDULE "G" - RENTABLE AREA CALCULATION
    SCHEDULE "H" - OPTION TO RENEW
    SCHEDULE "I" - SPECIAL PROVISIONS
    SCHEDULE "IA" - FLOOR PLAN


                                      (iv)

THIS AGREEMENT is dated for reference the 8th day of December, 1998;

UNDER THE LAND TRANSFER FORM ACT, PART 2

BETWEEN:

     AKIRA INDUSTRIES CO. LTD., a body corporate registered as an extraprovincial company incorporated under the laws of the Province of British Columbia and having its registered office at Suite 1600, 928 West George Street, Vancouver, British Columbia, Canada

     (hereinafter called the "Landlord")

                                                               OF THE FIRST PART

AND:

     GLOBAL ELECTION SYSTEMS INC., body corporate duly incorporated under the laws of the Province of British Columbia and doing business at Suite 350, 1200 West 73rd Avenue, Vancouver, British Columbia, Canada

     (hereinafter called the "Tenant")

                                                              OF THE SECOND PART



In consideration of the rents, covenants and agreements hereinafter contained, the Landlord and Tenant hereby agree as follows:



                                     ARTICLE
                                 LEASED PREMISES

1.1 Leased Premises. The Landlord hereby demises and leases to the Tenant which takes on lease from the Landlord the premises (the "Leased Premises") located in a building (the "Building") having a municipal address of 1200 West 73rd Avenue, in the City of Vancouver, British Columbia and known as AIRPORT SQUARE (the Leased Premises, the Building, together with the lands described in Schedule "A" attached hereto and present and future improvements, additions and changes thereto being called the "Property"). The parties acknowledge and agree that the Leased Premises consist of approximately 2,785 square feet of Rentable Area on the third (3rd) floor of the Building, having the approximate location and configuration as shown outlined in red on the plan or plans marked as Schedule(s) "B", attached hereto and designated as Suite 350.

The exterior face of the Building; any space in the Leased Premises used for stairways or passageways to other premises; stacks; shafts; pipes, conduits; ducts; heating; electrical; plumbing; air conditioning and other Building facilities and systems supplied by the landlord for use in common with other tenants are expressly excluded from the Leased Premises.

                                    ARTICLE 2
                                      TERM

2.1 Term. To have and to hold the Leased Premises for and during the term of five (5) years and Zero (0) days/months (the "Term) to be computed from the 1st day of May, 1999 and to be fully completed and ended on the 30th day of April, 2004, unless otherwise terminated.

2.2 Delay in Occupancy. If the Leased premises or any part thereof are not ready for occupancy on the date of commencement of the Term, no part of the "Rent" (as hereinafter defined) or only a proportionate part thereof, in the event that the Tenant shall occupy a part of the Leased Premises, shall be payable for the period prior to the date when the entire Leased Premises are ready for occupancy and the full Rent shall accrue only after such last mentioned date. The Tenant agrees to accept any such abatement of Rent in full settlement of all claims which the Tenant might otherwise have by reason of the Leased Premises not being ready for occupancy on the date of commencement of the Term, provided that when the Landlord has completed construction of such part of the Leased Premises as it is obliged hereunder to construct, the Tenant shall not be entitled to any abatement of Rent for any delay in occupancy due to the Tenant's failure or delay to provide plans or to complete any special installations or other work required for its purposes or due to any other reason, nor shall the Tenant be entitled to any abatement of Rent for any delay in or delay by the Tenant. A certificate of an independent architect or interior designer appointed by the landlord as to the date the Leased Premises were ready for occupancy and such construction as the Landlord is obliged to complete is substantially completed, or as to the date upon which the same would have been ready for occupancy and completed respectively but for the failure or delay of the Tenant, shall be conclusive and binding on the Tenant and Rent in full shall accrue and become payable for the date set out in the said certificate. Notwithstanding any delay in occupancy, the expiry date of this Lease shall remain unchanged.

2.3 Overholding. If at the expiration of the Term or sooner termination hereof, the Tenant shall remain in possession without any further written agreement or in circumstances where a tenancy would thereby be created by implication of low or otherwise, a tenancy from year to year shall not be created by implication of law or otherwise, but the Tenant shall be deemed to be a monthly tenant only, at double "Basic Rent" (as hereinafter defined) payable monthly in advance plus "Additional Rent" (as hereinafter defined) and otherwise upon and subject to the same terms and conditions as herein contained, as are applicable to a month to month tenancy and excepting provisions for renewal (if any), and leasehold improvement allowance (if any), contained herein, and nothing, including the acceptance of any Rent by the landlord, for periods other than monthly periods, shall extend this Lease to the contrary except an agreement in writing between the Landlord and the Tenant and the Tenant hereby authorizes the Landlord to apply any moneys received from the Tenant in payment of such Monthly Rent.


                                    ARTICLE 3
                                      RENT

3.1 Basic Rent. The Tenant shall without deduction or right of offset pay to the Landlord yearly and every year during the Term as rental (herein called "Basic Rent") when due and payable the following:

     (a) For Year One of the term, the annual rent shall be Twenty-Seven Thousand Eight Hundred and Fifty Dollars ($27,850.00) per annum based on a rate of $10.00 per square foot of Rentable Area per annum, payable in twelve equal monthly installments of Two Thousand Three Hundred and Twenty Dollars and Eighty-Three Cents ($2,320.83) each in advance on the first day of each and every month commencing May 1, 1999; and

     (b) For Year Two of the term, the annual rent shall be Thirty Thousand Six Hundred and Thirty-Five Dollars ($30,635.00) per annum based on a rate of $11.00 per square foot of Rentable Area per annum, payable in twelve equal monthly installments of Two Thousand Five Hundred and Fifty-Two Dollars and Ninety-Two Cents ($2,552.92 each in advance on the first day of each and every month commencing May 1, 2000.

     (c) For Year Three (3) of the term, the annual rent shall be Thirty-Three Thousand Four Hundred and Twenty Dollars ($33,420.00) per annum based on a rate of $12.00 per square foot of Rentable Area per annum, payable in twelve equal monthly installments of Two Thousand Seven Hundred and Eighty-Five Dollars ($2,785.00) each in advance on the first day of each and every month commencing May 1, 2001.

     (d) For Year Four (4) of the term, the annual rent shall be Thirty-Six Thousand Two Hundred and Five Dollars ($36,205.00) per annum based on a rate of $13.00 per square foot of Rentable Area per annum, payable in twelve equal monthly installments of Three Thousand and Seventeen Dollars and Eight Cents ($3,017.08) each in advance on the first day of each and every month commencing May 1, 2002.

     (e) For Year Five (5) of the term, the annual rent shall be Thirty-eight Thousand Nine Hundred and Ninety Dollars ($38,990.00) per annum based on a rate of $14.00 per square foot of Rentable Area per annum, payable in twelve equal monthly installments of Three Thousand Two Hundred and Forty-Nine Dollars and Seventeen Cents ($3,249.17) each in advance on the first day of each and every month commencing May 1, 2003.

3.2 Additional Rent. The Tenant shall, without deduction or right of offset, pay to the Landlord yearly and every year during the Term as additional rental (herein called "Additional Rent") when due and payable:

     (a) the amounts of any Taxes payable by the Tenant to the Landlord pursuant to the provisions of Schedule "C" attached hereto; and

     (b) the amounts required to be paid to the Landlord pursuant to the provisions of Schedule "D" attached hereto.

3.3 Payment of Additional Rent. Additional Rent shall be paid and adjusted with reference to a fiscal period of twelve (12) calendar months ("Fiscal Period"), which shall be a calendar year unless the Landlord shall from time to time have selected a Fiscal Period which is not a calendar year by written notice to the Tenant.

     The Landlord shall advise the Tenant in writing of its estimate of the Additional Rent to be payable by the Tenant during the Fiscal Period (or broken portion of the Fiscal Period, as the case may be, if applicable at the commencement or end of the Term or because of a change in Fiscal Period) which commenced upon the commencement date of the Term and for each succeeding Fiscal Period or broken portion thereof which commences during the Term. Such estimate shall in every case be reasonable estimate and, if requested by the Tenant, shall be accompanied by reasonable particulars or the manner which it was calculated. The Landlord may make its estimate so that the Additional Rent payable by the Tenant will be payable to the Landlord prior to the time the Landlord is obliged to pay the costs in respect of which the Additional Rent is payable. The Additional Rent payable by the Tenant shall be paid in equal monthly installments in advance on the first day of each month during the Term based on the Landlord's estimate as aforesaid. From time to time, the Landlord may re-estimate, on a reasonable basis, the amount of Additional Rent for any Fiscal Period or broken portion thereof, in which case the Landlord shall advise the Tenant in writing of such re-estimate and fix new equal monthly installments for the remaining balance of such Fiscal Period or broken portion thereof. After the end of each Fiscal Period or broken portion thereof the Landlord shall submit to the Tenant a statement of the amounts of Taxes and

Operating Costs (both as hereinafter defined for the Building as a whole and the actual Additional Rent payable in respect of such Fiscal Period or broken portion thereof and a calculation of the amounts by which the Additional Rent payable by the Tenant exceeds or is less than (as the case may be) the aggregate installments paid by the Tenant on account of Additional Rent for such Fiscal period. An opinion from time to time issued by an independent chartered accountant appointed by the Landlord as to the amount of any calculation of Additional Rent shall be conclusive and binding upon the Landlord and the Tenant.

     Within thirty (30) days after the submission of such statement either the Tenant shall pay to the Landlord any amount by which the amount found payable by the Tenant with respect to such Fiscal Period or broken portion thereof exceeds the aggregate of the monthly payments made by it on account thereof during such Fiscal period or broken portion thereof, or the Landlord shall pay to the Tenant any amount by which the amount found payable as aforesaid is less than the aggregate of such monthly payments.

     Notwithstanding anything to the contrary, whenever in the landlord's reasonable opinion, any item of Additional Rent properly relates to a particular tenant or tenants within the Building, the landlord May allocate such item of Additional Rent to such tenant or tenants. Any amounts allocated by the landlord to the Tenant pursuant to this clause 3.3 shall be payable by the Tenant forthwith, upon demand.

3.4 Accrual of Rent. Basic Rent and Additional Rent (herein collectively called "Rent") shall be considered as accruing from day to day, and Rent for an irregular period of less tan one year or less than one calendar month shall be apportioned and adjusted by the landlord for the Fiscal Periods of the Landlord in which the tenancy created hereby commences and expires. Where the calculation of Additional Rent for a period cannot be made until after the termination of this Lease, the obligation of the Tenant to pay Additional Rent shall survive the termination hereof and Additional Rent for such period shall be payable by the Tenant upon demand by the landlord. If the Term commences or expires on any day other than the first of the last day of a month, Rent for such fraction of a month shall be apportioned and adjusted as aforesaid and paid by the Tenant on the commencement date of the term.

3.5 Recover of Rent. Rent and other amounts required to be paid by the Tenant to the Landlord under this Lease shall be deemed to be and be treated as rent and payable and recoverable as rent, and the Landlord shall have all rights against the Tenant for default in any payment of rent and other amounts as in the case of arrears in Rent.

3.6 Limitations. The information set out in statements, documents or other writings setting out the amount of Additional Rent submitted to the Tenant under or pursuant to this Lease shall be binding on the Tenant and deemed to be accepted by it and shall not be subject to amendment for any reasons unless the Tenant gives written notice to the Landlord within sixty (60) days of the Landlord's submission of such statement, document or writing identifying the statement, document or writing and setting out in reasonable detail the reason why such statement, document or writing should not be binding on the Tenant. An opinion of a chartered account referred to in clause 3.3 hereof shall be binding and may not be so challenged.

3.7 Payments. All payments of Rent and any other amounts accruing due and payable by the Tenant hereunder from time to time shall be paid in lawful currency of Canada to the Landlord at its address set forth in clause 21.1 hereof or to such other address or party as may from time to time be advised by the landlord in writing. All payments made by way of cheque shall be made payable to Brookfield Management Services Western Ltd. in trust for Akira Industries Co. Ltd. or to such other party as the Landlord may advise in writing.

3.8 Prime Rate. For the purposes of this Lease, "Prime Rate" shall mean the prime commercial loan rate charged from time to time to borrowers having the highest credit rate from time to time by the main branch in Vancouver, British Columbia, of the landlord's principal bank. PROVIDED ALWAYS that if at any time the aforesaid bank fails to declare its prime rate for any period the interest rate hereunder for that period until the next date of declaration shall be fifteen percent (15%) per annum. Interest as aforesaid shall run from the due date of any required payment hereunder by the Tenant without the necessity of a demand until payment and shall be compounded semi-annually.

3.9 Area Determination. In the event that any calculation or determination by the Landlord of the Rentable Area of any premises (including the Leased Premises) or the Building is disputed or called into question, or if the Rentable Area of the Leased Premises was estimated by or on behalf of the Landlord for the purposes of this Lease because the Rentable Area thereof could not be accurately calculated prior to the execution of this Lease, or if the Rentable Area of the Leased Premises or of the Building changes at any time during the Term, then it shall be calculated or determined by the landlord's architect or surveyor from time to time appointed for the purpose, whose certificate shall be conclusive. If the estimate previously made was not correct or has changed, the Rentable Area of the Leased Premises and the Rentable Area of the Building shall then be calculated and the appropriate adjustments made with respect to Basic Rent and Additional Rent payable under this Lease and to the Tenant's Proportionate Share.

3.10 Post-Dated Cheques. If requested by the Landlord from time to time, the Tenant will provide to the Landlord without prejudice to any other right or remedy of the Landlord a series of cheques, post-dated to the respective due dates of payments, for the amounts of the Rent and estimates on account thereof which are periodically payable under this Lease.

3.11 Waiver of Offset. The Tenant hereby waives and renounces any and all existing and future claims, offsets and compensation against any Rent and agrees to pay such Rent regardless of any claim, offset or compensation which may be asserted by the Tenant or on its behalf.

3.12 Application of Payments. All payments by the Tenant to the Landlord under this Lease shall be applied toward such amounts then outstanding hereunder, as the Landlord determines and the Landlord may subsequently alter the application of any such payment.


                                   ARTICLE 4
                                SECURITY DEPOSIT

4.1 Security Deposit. The Tenant has paid to the Landlord's agent, Brookfield management Services Western Ltd., the sum of Five Thousand Nine Hundred and Fifty Nine Dollars and Ninety Cents ($5,959.90) including G.S.T. to be applied as follows: Two Thousand Nine Hundred and Seventy-Nine Dollars and Ninety-Five Cents ($2,979.95) shall be applied as a deposit to the Landlord for the 1st month's rent and Two Thousand Nine Hundred and Seventy-Nine Dollars ($2,979.95) as a further deposit to the Landlord to stand as security for the payment by the Tenant of any and all present and future debts and liabilities of the Tenant to the Landlord in connection with its obligations arising under this lease (the "Debts, Liabilities and Obligations"). The agent of the landlord is hereby authorized by the Tenant to deliver such deposit to the Landlord and need not hold it in trust as stakeholder. The Landlord shall not be required to keep the deposit separate from its general funds. In the event the Landlord shall from time to time apply any or all of such deposit towards payment of the Debts, Liabilities and Obligations, the Tenant shall, from time to time at the request of the Landlord, forthwith pay to the Landlord such sum to bring the amount of the said deposit up to its original amount. In the event of the Landlord disposing of its interest in this Lease, the Landlord shall credit the deposit to its successor and thereupon shall have no liability to the Tenant to repay the security deposit to the Tenant. If the Tenant shall from time to time fail to observe, perform or pay its Debts, Liabilities and Obligations in accordance with the terms of this Lease, the Tenant hereby authorizes the Landlord to apply all or part, as the case may be, of such security deposit to rectify such failure, without prejudice to any other rights or remedies of the Landlord. Subject to the foregoing and to the Tenant not being in default under this Lease, the Landlord shall apply the security deposit to the Tenant's last month's rent without interest at the end of the Term or sooner termination of the Lease provided that all Debts, Liabilities and Obligations of the Tenant to the Landlord are paid and performed in full, failing which the Landlord may, on notice to the Tenant, elect to retain the security deposit and to apply it in reduction of the Debts, Liabilities and Obligations and the Tenant shall remain fully liable to the Landlord for payment and performance of the remaining Debts, Liabilities and Obligations.


                                   ARTICLE 5
                               GENERAL COVENANTS

5.1               Landlord's Covenants.  The Landlord covenants with the Tenant:

         (a)      for quiet enjoyment; and

         (b) to observe and perform all the covenants and obligations of the Landlord herein.

5.2               Tenant's Covenants.  The Tenant covenants with the Landlord:

         (a)      to pay Rent; and

         (b) to observe and perform all the covenants and obligations of the Tenant herein.


                                   ARTICLE 6
                               USE AND OCCUPANCY

The Tenant covenants with the Landlord:

6.1 Use. Not to use the Leased Premises for any purpose other than an office for the conduct of the Tenant's business which is a General Business Office.

6.2 Waste Nuisance, Etc. Not to commit, or permit, any waste, injury or damage to the Property including the Leasehold Improvements and any trade fixtures therein, any loading of the floors thereof in excess of the maximum degree of loading as determined by the Landlord, acting reasonably, any nuisance therein or any use or manner of use causing annoyance to other tenants and occupants or the Property or to the Landlord, or which, in the reasonable opinion of the Landlord, may have an adverse impact on the stature and reputation of the Property.

6.3 Insurance Risks. Not to do, omit or permit to be done or omitted to be done upon the Property anything which would cause to be increased the Landlord's cost of insurance or the costs of insurance of another tenant of the Property against perils as to which the landlord or such other tenant has insured (and, without waiving the foregoing prohibition the landlord may demand, and the Tenant shall pay to the landlord upon demand, the amount of any such increase of cost caused by anything so done or omitted to be done) or which shall cause any policy of insurance on the Property to be subject to cancellation.

6.4 Compliance with Law. To comply at its own risk and expense with all fire and safety, sanitary and governmental laws, regulations and requirements pertaining to the operation, occupation and use of the Leased Premises, the condition of the Leasehold Improvements, trade fixtures, furniture and equipment installed therein and the making of any repairs, changes or improvements therein.

6.5 Rules and Regulations. To observe and perform, and to cause its employees, invitees and others over whom the Tenant can reasonably be expected to exercise control to observe and perform, the Rules and Regulations contained in Schedule "E" hereto, and such further and other reasonable rules and regulations and amendments and additions therein as may hereafter be made by the Landlord and notified in writing to the Tenant. The imposition of such Rules and Regulations shall not create or imply any obligation of the Landlord to enforce them or create any liability of the Landlord for their non-enforcement or otherwise.

6.6 Environmental Matters. The Tenant covenants with the Landlord that it will not bring upon, permit or use any substance, defined or designated as a hazardous or toxic waste, hazardous or toxic material, a hazardous, toxic or radioactive substance or other similar term, by any applicable federal, provincial, municipal or local statute, regulation, by-law or ordinance now or hereafter in effect, or any substance or materials, the use or disposition of which is regulated by any such statute, regulation, by-law or ordinance (hereinafter called "Toxic Materials") in, on or under the Property and the Tenant will promptly comply with all statutes, regulations, by-laws and governmental authorities or courts having jurisdiction, relating to the use, collection, storage, treatment, control, removal or cleanup of Toxic Materials in, on, or under the Property if the Property becomes contaminated with Toxic Materials as a result of operations or activities of the Tenant on the Property, or incorporated in any Tenant's improvements thereon. The Landlord may, but shall not be obliged to, enter upon the Leased Premises or elsewhere on the Property and take such actions and incur such costs and expenses to effect such compliance as it deems advisable and the Tenant shall reimburse the landlord on demand for the full amount of all costs and expenses incurred by the Landlord in connection with such compliance activities. The Tenant will indemnify and hold the Landlord by reason of a breach of any of the covenants aforesaid which indemnity shall survive any surrender or termination of this Lease.


                                   ARTICLE 7
                      LICENSES, ASSIGNMENTS AND SUBLETTING

7.1 Licenses, Franchises and Concessions. The Tenant shall not suffer or permit any part of the Leased Premises to be used or occupied by any persons other than the Tenant, any permitted subtenants and the employees of the Tenant and any such permitted subtenant, or suffer or permit any part of the Leased Premises to be used or occupied by any licensee, franchisee or concessionaire, or suffer or permit any persons to be upon the Leased Premises other than the Tenant, such permitted subtenants and their respective employees, customers and others having lawful business with them.

7.2 No Assignment and Subletting. The Tenant covenants that it will not assign this Lease or sublet the Leased Premises in whole or in part without the prior written consent of the Landlord. The Landlord may withhold such consent arbitrarily if it elects to exercise its right of termination hereinafter set forth or if the Tenant contemplates an assignment of this Lease for a part of the Leased Premises. If such termination right is not exercised the Landlord covenants not to withhold its consent unreasonably (I) as to any assignee or sub-lessee who is in a satisfactory financial condition, agrees to use the Leased Premises for those purposes permitted hereunder, and is otherwise satisfactory to the landlord, and (ii) as to any portion of the Leased Premises which, in the Landlord's sole judgement, is a proper and rational division of the Leased Premises. Without limitation, the Tenant shall for the purpose of this Lease be considered to assign or sublet in any case where it permits the Leased Premises or any portion thereof to be, or the Leased Premises or any portion thereof are, occupied by persons other than the Tenant, its employees and others engaged in carrying on the business of the Tenant, whether pursuant to assignment, subletting, parting with or sharing possession, licence or other right, or where any of the foregoing occurs by operation of law.

7.3 Assignment or Subletting Procedures. The Tenant shall not assign this Lease or sublet the whole or any part of the Leased Premises unless:

     (a) it shall have received or procured a bona fide written offer to take an assignment or sublease which is not inconsistent with this Lease, and the acceptance of which would not breach any provisions of this Lease if this Article is complied with and which the Tenant has determined to accept subject to this Article being complied with;

     (b) it shall have first requested and obtained the consent in writing of the Landlord thereto; and

     (c) the rent payable pursuant to the assignment or sublease at least equals the aggregate of the Rent payable under this Lease.

          Any request for consent shall be in writing and accompanied by a copy of the offer certified by the Tenant to be true and complete, and the Tenant shall furnish to the Landlord all information available to the Tenant and requested by the Landlord as to the responsibility, financial standing and business of the proposed assignee or sub-tenant.

          Notwithstanding anything to the contrary, within twenty (20) days after the receipt by the Landlord of such request for consent and of all information which the Landlord shall have requested hereunder, (and if no such information has been requested, within thirty (30) days after receipt of such request for consent) the landlord shall have the right upon written notice of termination submitted to the Tenant, if the request is to assign this Lease or sublet the whole of the Leased Premises, to cancel and terminate this Lease, or if the request is to sublet a part of the Leased premises only, to cancel and terminate this Lease with respect to such part, in each case as of a termination date to be stipulated in the notice of termination which shall be not less than sixty (60) days or more than ninety (90) days following the giving of such notice. In such event the Tenant shall surrender the whole or part, as the case may be, of the Leased Premises in accordance with such notice of termination and Basic Rent and Additional Rent shall be apportioned and paid to the date of surrender and, if a part only of the Leased Premises is surrendered, Basic Rent and Additional Rent shall after the date of surrender abate proportionately. As a condition of the Landlord's consent, the assignee or subtenant, as the case may be, shall agree (and will be deemed to have agreed) with the Landlord to observe the obligations of the Tenant under this Lease as the same relate to the space assigned or sublet (except in the case of a sublease, the Tenant's covenant to pay Rent) by entering into an assumption agreement with the Landlord and the Tenant in the Landlord's then standard form and shall pay the Landlord's then current processing charge and solicitors' fees and disbursements for preparing such agreement. The Tenant further agrees that if the Landlord consents to any such assignment or subletting the Tenant shall be responsible for and shall and does hereby indemnify and hold the Landlord harmless from any and all capital costs for Leasehold Improvements and all other expenses, costs and charges in respect to or arising out of any such assignment or subletting. If such consent shall be given, the Tenant shall assign or sublet, as the case may be, only upon the terms set out in the offer submitted to the Landlord, as aforesaid, and not otherwise. Any consent by the Landlord to any assignment or subletting shall not constitute a waiver of the requirement for consent by the Landlord to any subsequent assignment or subletting by either the Tenant or any assignee or subtenant.

7.4 Landlord Not to Unreasonably Withhold Consent. If the Tenant complies with clause 7.3 above and the Landlord does not exercise its right of cancellation, then the Landlord's consent to a proposed assignment or sublet shall not be unreasonably withheld. Without limiting the other instances in which it may be reasonable for the landlord to withhold its consent to an assignment or subletting, it shall be reasonable for the landlord to withhold its consent in the following instances:


     (a) the proposed assignee or sublessee is a governmental department or agency;

     (b) in the Landlord's reasonable judgement, the use of the Leased Premises by the proposed assignee or sublessee would involve occupancy by other than primarily general office personnel or otherwise in violation of clause 6.1 of this Lease, would involve any alterations which would lessen the value of the Leasehold Improvements in the Leased Premises, would require increased services including increased load on elevator services, by the Landlord or later the reputation or character of the Building;

     (c) in the Landlord's reasonable judgement, the proposed assignee or subtenant is not creditworthy;

     (d) in the Landlord's reasonable judgement, the proposed assignee or subtenant does not have a good reputation in the community as a tenant of property;

     (e) the Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant;

     (f) in the Landlord's reasonable judgement, the Leased Premises, or the relevant part thereof, will be used in a manner that will violate any covenant contained in any other lease of space in or agreement affecting the Property;

     (g) the use of the Premises by the proposed assignee or subtenant will violate any applicable law, by-law or regulation;

     (h) the proposed assignment or sublease will create a vacancy elsewhere in the Building or the Property;

     (i) the proposed assignee or subtenant is a person with whom the Landlord is negotiating to lease space in the Building or the Property;

     (j) the proposed assignment or sublease fails to include or provide for all of the terms and provisions required pursuant to this Article 7;

     (k) the Tenant is in default of any obligation of the Tenant under this Lease or has been in default under this Lease on two or more occasions during the twelve (12) months preceding the date that the Tenant requests consent;

     (l) in the case of a subletting of less than the entire Leased Premises, the subletting would result in the division of the Leased Premises into more than two subparcels or would require access to be provided through space leased or held for lease to another tenant or improvements to be made outside of the Leased Premises; or

     (m) the Landlord does not receive sufficient information from the Tenant respecting the proposed assignee or subtenant to enable it to make a determination concerning the matters herein set out.

The Tenant acknowledges that the Landlord shall not be liable to the Tenant in damages where, in giving good faith consideration to any request of the Tenant hereunder, it withholds its consent to a proposed assignment or sublease.

7.5 Terms of Consent. If the Landlord consents in writing to an assignment or sublease as contemplated herein, the Tenant may complete such assignment or sublease subject to the following covenants and conditions:

     (a) no assignment or sublease shall be valid and no assignee or subtenant shall take possession of the Leased Premises or any part thereof until an executed duplicate original of such assignment or sublease has been delivered to the Landlord; and

     (b) all "Excess Rent", as hereinafter defined, derived from such assignment or sublease shall be payable to the Landlord. The Excess Rent shall be deemed to be and shall be paid by the Tenant to the Landlord as Rent. The Tenant shall pay the Excess Rent to the landlord immediately as and when such Excess Rent is receivable by the Tenant.

As used herein, "Excess Rent" means the amount by which the total money and other economic consideration to be paid by the assignee or subtenant as a result of an assignment or sublease, whether denominated as rent or otherwise, exceeds, in the aggregate, the total amount of annual Basic Rent and Additional Rent which the Tenant is obligated to pay to the landlord under this Lease, pro rated for the portion of the Leased Premises being assigned or sublet and the amount of annual Basic Rent and Additional Rent the Tenant is obligated to pay the Landlord under this Lease, pro rated for the portion of the Leased Premises being assigned or sublet that is not occupied or used by the Tenant, until the date of such assignment or sublease.

7.6  Change in Control of Tenant.

     (a) If the Tenant is a corporation but none of its shares are traded on any public stock exchange or in any public stock market, and if by the sale or other disposition, bequest or operation of law of its shares or securities the control or the beneficial ownership of such corporation is changed at any time during the Term of this Lease, such change shall be deemed to be an assignment of this Lease within the meaning of this Article 7. If such control or beneficial ownership is changed without the prior written consent of the Landlord, the Landlord may, at its option, cancel the Lease and the Term hereby granted upon the giving of sixty (60) days notice to the Tenant of its intention to cancel and this Lease and the Term shall thereupon be cancelled.

     (b) If the Tenant is a partnership and, if at any time during the Term of this Lease, any person who at the time of the execution of this Lease owns a partner's interest ceases (other than through death) to own such partner's interest or there is a material change in the ownership, in the opinion of the Landlord, of such partner's interest, such cessation or change of ownership shall constitute an assignment of this Lease for all purposes of this Article 7.

     (c) Upon request of the Landlord from time to time, a Tenant that is a corporation or partnership shall make available to the Landlord for inspection or copying or both, all books and records of the Tenant which, alone or with other data, in the case of a Tenant that is a corporation, identify the ownership of all of the shares and securities of the Tenant, and in the case of a Tenant that is a partnership, identify the partners of the Tenant, and in the case of a Tenant that is a partnership, identify the partners of the Tenant and their respective interests in the partnership, all from the commencement of the Term or the date of earlier execution of this Lease up to the date such books and records are made available to the Landlord.

7.7  Tenant's Continuing Obligations.

     (a) Notwithstanding any such consent being given by the landlord to an assignment or subletting, as the case may be, and such assignment or subletting being effected, the Tenant hereunder shall remain bound to the Landlord for the fulfillment of all the terms, covenants, conditions and agreements contained in this Lease.

     (b) The Tenant agrees that acceptance of Basic Rent or Additional Rent by the Landlord from a third party shall not be deemed a consent by the Landlord to any assignment of this Lease or subletting of the Leased Premises.

                                   ARTICLE 8
                               REPAIR AND DAMAGE

8.1 Landlord's Repairs to Building and Property. The landlord covenants with the Tenant to keep in a reasonable state of repair and decoration, subject to the obligations of the Tenant hereunder:


     (a) those portions of the Property consisting of the entrance, lobbies, stairways, corridors, landscaped areas, parking areas, and other facilities to the extent from time to time provided for use in common by the Tenant and other tenants of the Building or Property, and the exterior portions (including foundations and roofs) of all buildings and structures from time to time forming part of the Property and affecting its general appearance;

     (b) the building (other than the Leased Premises and premises of other tenants) including the systems for interior climate control, the elevators and escalators (if any), entrances, lobbies, stairways, corridors and washrooms from time to time provided for use in common by the Tenant and the other tenants of the Building or Property and the systems provided for use in common by the Tenant and other tenants of the Building or Property and the systems provided for bringing utilities to the Leased Premises.

8.2 Landlord's Repairs to the Leased Premises. The Landlord covenants with the Tenant to repair, so far as reasonably feasible, and as expeditiously as reasonably feasible, defects in standard demising walls, structural elements, exterior walls of the Building, suspended ceiling (except to the extent of any damage thereto is caused by the activities of the Tenant), electrical and mechanical installations standard to the Building installed by the Landlord in the Leased Premises (if and to the extent that such defects are sufficient to impair the Tenant's use of the Leased Premises while using them in a manner consistent with this Lease) and "Insured Damage" (as herein defined). The Landlord shall in no event be required to make repairs to Leasehold Improvements made by the Tenant, or by the Landlord on behalf of the Tenant or another tenant or to make repairs to wear and tear within the Leased Premises.

8.3 Tenant's Repairs. The Tenant covenants with the Landlord to repair, maintain and keep at the Tenant's own cost, except insofar as the obligation to repair rests upon the Landlord pursuant to this paragraph, the Leased Premises, including without limitation, Leasehold Improvements, glass and plate glass, and the suspended ceiling and grid, in good and substantial repair, reasonable wear and tear excepted. The Landlord may enter the Leased Premises at all reasonable times and view the condition thereof and the Tenant covenants with the Landlord to repair, maintain and keep the Leased Premises in good and substantial repair according to notice in writing, reasonable wear and tear excepted. If the Tenant shall fail to repair as aforesaid after reasonable notice to do so, the Landlord may effect the repairs and the Tenant shall pay the reasonable cost thereof to the Landlord on demand. The Tenant covenants with the landlord that the Tenant will at the expiration of the Term or sooner termination thereof peaceably surrender the Leased Premises and appurtenances in good and substantial repair and condition, reasonable wear and tear excepted.

8.4 Indemnification. If any part of the Leased Premises which the Landlord is obligated to repair becomes out of repair, damaged or destroyed through the negligence of, or misuse by, the Tenant or its employees, agents, invitees or others under its control, the Tenant shall pay the Landlord on demand the expense of repairs or replacements, including the Landlord's reasonable administration charge thereof, necessitated by such negligence or misuse, except to the extent that such disrepair, damage or destruction constitutes "Insured Damage" as set forth in clause 9.5 hereof.

8.5  Damage and Destruction.

     (a) It is agreed between the Landlord and the Tenant that in the event the Leased Premises are at any time destroyed or damaged as a result of fire, the elements accident or other casualty insured against by the Landlord then:

          (i) unless the damage was caused by the fault or negligence of the Tenant or its employees, agents, invitees or others under its control, from the date of occurrence of the damage and until the Leased Premises are reasonably capable for use and occupancy as aforesaid, the Basic Rent payable pursuant to this Lease shall abate from time to time in proportion to the part or parts of the Leased Premises not reasonably capable of such use and occupancy, and

          (ii) unless this Lease is terminated as hereinafter provided, the landlord or the Tenant, as the case may be (according to the nature of the damage and their respective obligations to repair as provided in clauses 8.1, 8.2, 8.3 and 8.4 of this Article) shall repair such damage with all reasonable diligence, but to the extent that any part of the Leased Premises is not reasonably capable of such use and occupancy by reason of damage which the Tenant is obligated to repair hereunder, any abatement of Basic Rent to which the Tenant would otherwise be entitled hereunder shall not extend later than the time by which, in the reasonable opinion of the Landlord, repairs by the Tenant ought to have been completed with reasonable diligence;

     (b) If the Leased Premises are substantially damaged or destroyed by any cause and if in the reasonable opinion on the Landlord given in writing within thirty (30) days of the occurrence the Leased Premises cannot reasonably be repaired within one hundred and eighty (180) days after the occurrence thereof, then at the option of the Landlord, the Lease shall terminate, in which event neither the Landlord nor the Tenant shall be bound to repair as above provided, and the Tenant shall instead deliver up possession of the Leased Premises to the Landlord with reasonable expedition and Rent shall be apportioned and paid to the date of the occurrence;

     (c)  If

          (i) premises, whether of the Tenant or other tenants of the Property, comprising in the aggregate half or more of the total number of square feet of rentable office area in the Property or half or more of the total number of square feet of rentable office area in the Building (as determined by the Landlord), or

          (ii) portions of the Property which affect access or services essential thereto,

          are substantially damaged or destroyed by any cause and if in the reasonable opinion of the Landlord the damage cannot reasonably be repaired within one hundred and eighty (180) days after the occupance thereof, then the Landlord may, by written notice to the Tenant given within thirty (30) days after the occurrence of such damage or destruction, terminate this Lease, in which event neither the Landlord nor the Tenant shall be bound to repair as above provided, and the Tenant shall instead deliver up possession of the Leased Premises to the Landlord with reasonable expedition, but in any event within sixty
          (60) days after delivery of such notice of termination, and Rent shall be apportioned and paid to the date upon which possession is so delivered up.


                                   ARTICLE 9
                            INSURANCE AND LIABILITY

9.1 Landlord's Insurance. The Landlord shall take out and keep in force during the Term insurance with respect to the Property except for the "Leasehold Improvements" (as hereinafter defined) in the Leased Premises. The insurance to be maintained by the Landlord shall be in respect of perils and to amounts and on terms and conditions which from time to time are insurable at a reasonable premium and which are normally insured by reasonably prudent owners of properties similar to the Property, all as from time to time determined at reasonable intervals by insurance advisors selected by the Landlord, and whose opinion shall be conclusive. Unless and until such insurance advisors shall state that any such perils are not customarily insured against by owners of properties similar to the Property, the perils to be insurance against by the Landlord shall include, without limitation, public liability, boilers and machinery, and "all risks" coverages and may include at the option of the Landlord losses suffered by the Landlord in its capacity as landlord through business interruption. The insurance to be maintained by the Landlord shall contain a waiver by the insurer of any rights of subrogation or indemnity or any other claim over to which the insurer might otherwise be entitled against the Tenant or the agents or employees of the Tenant, if such is obtainable at reasonable cost.

9.2  Tenant's Insurance. The Tenant shall take out and keep in force during the
Term:

          (a) comprehensive general public liability insurance with respect to the Leased Premises and the coverage for any one occurrence or claim of not less than One Million Dollars ($1,000,000) or such other amount as the Landlord may reasonably require upon not less than one (1) month's notice at any time during the Term; and

          (b) insurance shall include the landlord as an additional named insured and shall protect the Landlord in respect of claims on property of every description and kind owned by the Tenant or for which the Tenant is legally liable, or installed by or on behalf of the Tenant and in any such case located within the Leased Premises as if the Landlord were separately insured in respect of fire and such other perils as are from time to time in the usual extended coverage endorsement including the Leasehold Improvements, trade fixtures, and the furniture and equipment (and if the Leased Premises are located on the first floor of the Building, the Tenant will take out and maintain insurance coverage on plate glass on the Leased Premises) in the Leased Premises in each case for not less than the full replacement cost thereof;

          (c) tenant's legal liability insurance for the full replacement cost of the Leased Premises; and

          (d) insurance against such other perils and in such amounts as the Landlord may from time to time reasonably require upon not less than ninety (90) days' written notice, such requirement to be made on the basis that the required insurance is customary at the time for prudent tenants of properties similar to the Property.

               All insurance required to be maintained by the Tenant shall be on terms and with insurers satisfactory to the Landlord. Each policy under subparagraph 9.2(b) shall contain a waiver by the insurer of any rights of subrogation or any other claim over to which the insurer might otherwise be entitled against the Landlord or the agents, employees or contractors of the Landlord and the Tenant hereby releases the Landlord and the agents, employees and contractors of the landlord from all actions, claims and proceedings in respect of any damage to or loss in respect of the Leasehold Improvements, trade fixtures, furniture and equipment from time to time found in the Leased Premises. Each policy shall contain an undertaking by the insurer that no material change will be made, and the policy will not lapse or be cancelled, except after not less than thirty (30) days' written notice to the Landlord of the intended change, lapse or cancellation. The Tenant shall furnish to the Landlord, if and whenever requested by it, certificates or other evidences acceptable to the landlord as to the insurance from time to time effected by the Tenant and its renewal or continuation in force, together with evidence as to the method of determination of full replacement cost of the Tenant's Leasehold Improvements, trade fixtures, furniture and equipment, and if the Landlord reasonably concludes that the full replacement cost has been underestimated, the Tenant shall forthwith arrange for any consequent increase in coverage required under sub-paragraph 9.2(b). If the Tenant shall fail to take out, renew and keep in force such insurance, or if the evidences submitted to the landlord are unacceptable to the Landlord (or no such evidences are submitted within a reasonable period after request therefore by the Landlord), then the Landlord may give to the Tenant written notice requiring compliance with this section. If the Tenant does not within forty-eight (48) hours provide appropriate evidence of compliance with this section, the landlord may (but shall not be obligated to) obtain some or all of the additional coverage or other insurance which the Tenant shall have failed to obtain, without prejudice to any other rights of the landlord under this lease or otherwise, and the Tenant shall pay all premiums and other reasonable expenses incurred by the landlord to the Landlord on demand.

9.3 Limitation on Landlord's Liability. The Tenant hereby releases the landlord and its employees, agents and contractors from any liability for any bodily injury or death of, or loss or damage to any property belonging to the Tenant or its employees, invitees or licensees or any other person in, on o about the Property unless resulting from the actual willful misconduct or negligence of the Landlord or its employees and in no event shall the Landlord be liable:

          (a) for any damage which is caused by steam, water, rain or snow or other thing which may leak into, issue or flow from any part of the Property or from the pipes or plumbing works, including the sprinkler system (if any) therein or from any other place or for any damage caused by or attributable to the condition or arrangement of any electric or other wiring or of sprinkler heads (if any) or for any damage caused by anything done or omitted by any other tenant;

          (b) for any act or omission on the part of any contractor or its employees from time to time engaged to perform janitor services, security services, or any other work in or about the Leased Premises on the Property;

          (c) for loss or damage, however caused, to money securities, negotiable instruments, papers or other valuables of the Tenant;

          (d) for any damages for personal discomfort or illness resulting from the operating or non-operation of the Building ventilating system or of any other equipment or machinery in the Building or in or on the Property;

          (e)  for any business interruption or loss; or

          (f)  for indirect or consequential damages.

9.4 Indemnity of Landlord. Except with respect to claims or liabilities in respect of any damage which is Insured Damage to the extent of the insurance proceeds received in respect of such Insured Damage, the Tenant agrees to indemnify and save harmless the Landlord and its employees, agents and contractors in respect of:


          (a) all claims for bodily injury or death, property damage or other loss or damage arising from the conduct of any work or any act or omission of the Tenant or any assignee, sub-tenant, agent, employee, contractor, invitee or licensee of the Tenant, and in respect of all costs, expenses and liabilities incurred by the Landlord in connection with or arising out of all such claims, including the expenses of any action or proceeding pertaining thereto; and

          (b) any loss, cost (including, without limitation, lawyers' fees and disbursements on a solicitor and own client basis), expense or damage suffered by the Landlord arising from any breach by the Tenant of any of its covenants and obligations under this Lease.

9.5 Definition of "Insured Damage". For purposes of this Lease, "Insured Damaged" means that part of any damage occurring to the Property of which the entire cost of repair (or the entire cost of repair other than a deductible amount properly collectable by the Landlord as part of the Additional Rent) is actually recovered by the Landlord under a policy or policies of insurance from time to time effected by the Landlord pursuant to clause 9.1. Where an applicable policy of insurance contains an exclusion for damaged recoverable from a third party, claims as to which the exclusion applies shall be considered to constitute Insured Damage only if the Landlord successfully recovers from the third party.


                                   ARTICLE 10
                         EVENTS OF DEFAULT AND REMEDIES

10.1 Events of Default and Remedies. In the event of the happening of any one of the following events:

          (a) the Tenant shall have failed to pay an installment of Basic Rent or of Additional Rent or any other amount payable hereunder when due;

          (b) there shall be a default of or with any condition, covenant, agreement or other obligation on the part of the Tenant to be kept, observed or performed hereunder (other than a condition, covenant, agreement or other obligation to pay Basic Rent, Additional Rent or any other amount of money) and such default shall be continuing for a period of more than fifteen (15) days after written notice by the Landlord to the Tenant specifying the default and requiring that it discontinue or such longer period as may be reasonably necessary in view of the nature of the default, provided that the Tenant proceeds with due diligence to continue to rectify the default after the expiration of such fifteen (15) days;

          (c) if any policy of insurance upon the Property or any part thereof from time to time effected by the Landlord shall be cancelled or be about to be cancelled by the insurer by reason of the use or occupation of the Leased Premises by the Tenant or any assignee, sub-tenant or licensee of the Tenant or anyone permitted by the Tenant to be upon the Leased Premises and the Tenant after receipt of notice in writing from the Landlord shall have failed to take such immediate steps in respect of such use or occupation as shall enable the Landlord to reinstate or avoid cancellation (as the case may be) of such policy of insurance;

          (d) the Leased Premises shall, without the prior written consent of the Landlord, be used by any other persons than the Tenant or its permitted assigns or sub-tenants or for any purpose other than that for which they were leased or occupied or by any persons whose occupancy is prohibited by this Lease;

          (e) the Lease Premises shall be vacated or abandoned, or remain unoccupied without the prior written consent of the Landlord for fifteen (15) consecutive days or more while capable of being occupied;

          (f) the balance of the Term of this Lease or any of the goods and chattels of the Tenant located in the Leased Premises shall at any time be seized in execution or attachment; or

          (g) the Tenant shall make any assignment for the benefit of creditors or become bankrupt or insolvent or take the benefit of any statute for bankrupt or insolvent debtors or, if a corporation, shall take any steps or suffer any order to be made for its winding up or other termination of its corporate existence; or a trustee, receiver or receiver-manager or agent or other like person shall be appointed of any of the assets of the Tenant;

               the Landlord shall have the following rights and remedies all of which are cumulative and not alternative and not to the exclusion of any other or additional rights and remedies in law or equity available to the Landlord by statute or otherwise:

          (h) to remedy or attempt to remedy any default of the Tenant, and in so doing to make any payments due or alleged to be due by the Tenant to third parties and to enter upon the Leased Premises to do any work or other things therein, and in such event all reasonable expenses of the landlord in remedying or attempting to remedy such default shall be payable by the Tenant to the Landlord on demand;

          (i) with respect to unpaid overdue Rent, to the payment by the Tenant of the Rent and of interest (which said interest shall be deemed included herein in the term ("Rent") thereon at a rate per annum equal to the lesser of five percent (5%) above the Prime Rate from the date upon which the same was first due until actual payment thereof, and the maximum amount allowed under the laws of the jurisdiction in which the Building is located;

          (j) to terminate this Lease forthwith by leaving upon the Leased Premises or by affixing to an entrance door to the Leased Premises notice terminating the Lease and to immediately thereafter cease to furnish any services hereunder and enter into and upon the Leased Premises or any part thereof in the name of the whole and the same to have again, repossess and enjoy as of its former estate, anything in this Lease contained to the contrary notwithstanding. Should the landlord at any time terminate this Lease for any breath, in addition to any other remedies it may have, it may recover from the Tenant all damages it may incur by reason of such breath, including the cost of re-letting the Leased Premises, reasonable solicitors' fees on a solicitor and own client basis, and including the worth at the time of such termination of the excess, if any, of the amount of rent charges equivalent to the rent reserved in this Lease for the remainder of the Term over the then reasonable rental value of the Leased Premises for the remainder of the Term, all of which amounts shall be due and payable on demand; and

          (k) to enter the Leased Premises as agent of the Tenant and as such agent to re-let them and to receive the rent therefor and as the agent of the Tenant to take possession of any furniture or other property thereon and upon giving ten (10) days' written notice to the Tenant to store the same at the expense and risk of the Tenant or to sell or otherwise dispose of the same at public or private sale without further notice and to apply the proceeds thereof and any rent derived from re-letting the Leased Premises first to the payment of any indebtedness other then Rent, second, to the payment of any costs and expenses of such re-letting including, without limitation, brokerage fees and solicitor's fees, third, upon the account of the Rent due and to become due under this Lease and the Tenant shall be liable to the Landlord for the deficiency if any, and the residue, if any, shall be held by the Landlord and applied to future Rent as the same becomes due and payable hereunder.

10.2  Payment of Rent, Etc., on Termination.


          (a) Upon the giving by the Landlord of a notice in writing terminating this Lease under sub-paragraph 10.1(j) of this section, this Lease and the Term shall terminate, Rent and any other payments for which the Tenant is liable under this Lease shall be computed, apportioned and paid in full to the date of such termination forthwith, and there shall immediately become due and payable forthwith, in one lump sum, three (3) months rent. Upon termination of this Lease and the Term, the Tenant shall immediately deliver up possession of the Leased Premises to the Landlord, and the Landlord may forthwith re-enter and take possession of them.

          (b) The Tenant shall pay to the Landlord on demand all costs and expenses, including lawyers' fees and disbursements incurred by the Landlord in enforcing any of the obligations of the Tenant under this Lease.

          (c) The Tenant shall pay to the Landlord, on all sums of money due to the Landlord, whether or not Basic Rent or Additional Rent, interest at a rate per annum equal to five percent (5%) above the prime rate.


                                   ARTICLE 11
                          SUBORDINATION AND ATTORNMENT

11.1 Subordination and Attornment. This Lease and all rights of the Tenant hereunder are subject and subordinate to all underlying leases and charges or mortgages now or hereafter existing (including charges and mortgages by way of debenture, note, bond, deeds of trust and mortgage and all instruments supplemental thereto) which may now or hereafter affect the Property or any part thereof and to all renewals, modifications, consolidations, replacements and extensions thereof provided the lessor, chargee, mortgagee or trustee agrees to accept this Lease if not in default; and in recognition of the foregoing the Tenant agrees that it will, whenever requested, attorn to such lessor, chargee or mortgagee as a tenant upon all the terms of this Lease. The Tenant agrees to execute promptly whenever requested by the Landlord or by the holder of any such lease, charge or mortgage, an instrument of subordination or attornment, as the case may be, as may be required of it.


                                   ARTICLE 12
                                  CERTIFICATES

12.1 Certificates. The Tenant agrees that it shall promptly whenever requested by the Landlord from time to time execute and deliver to the Landlord, and if required by the Landlord, to any lessor, chargee or mortgagee (including any trustee) or other person designated by the Landlord, an acknowledgement in writing as to the then status of the Lease, including as to whether it is in full force and effect, is modified or unmodified, confirming the Basic Rent and Additional Rent payable hereunder and the state of the accounts between Landlord and Tenant, the existence or non-existence of defaults, and any other matters pertaining to this Lease as to which the Landlord shall request an acknowledgement.


                                   ARTICLE 13
                INSPECTION OF AND ACCESS TO THE LEASED PREMISES


13.1 Inspection of and Access to the Leased Premises. The landlord shall be permitted at any time and from time to time to enter and to have its authorized agents, employees and contractors enter the Leased Premises for the purposes of inspection, window cleaning, security, maintenance, providing janitor service, making repairs and services (including all ducts and access panels, if any, which the Tenant agrees not to obstruct) and the said Tenant shall provide free and unhampered access for the purpose, and shall not be entitled to compensation for any inconvenience, nuisance or discomfort caused thereby. The Landlord and its authorized agents and employees shall be permitted entry to the Leased Premises for the purpose of exhibiting them to prospective tenants. The Landlord in exercising its rights under this Article shall do so to the extent reasonably necessary so as to minimize interference with the Tenant's use and enjoyment of the Leased Premises provided that in an emergency the Landlord or persons authorized by it may enter the Leased Premises without regard to minimizing interference.

                                   ARTICLE 14
                                     DELAY

14.1 Delay. Except as herein otherwise expressly provided, if and whenever and to the extent that either the landlord or the Tenant shall be prevented, delayed or restricted in the fulfillment of any obligation hereunder in respect of the supply or provision of any service or utility, the making of any repair, the doing of any work or any other thing (other than the payment of moneys required to be paid by the Tenant to the Landlord hereunder) by reason of:


          (a)  strikes or work stoppages;

          (b) being unable to obtain any material, service, utility or labor required to fulfill such obligation;

          (c) any statute, law or regulation of, or inability to obtain any permission from any government authority having lawful jurisdiction preventing, delaying or restricting such fulfillment; or

          (d)  other occurrence, beyond the party's reasonable control,

the time for fulfillment of such obligation shall be extended during the period in which such circumstance operates to prevent, delay, or restrict the fulfillment thereof, and the other party to this Lease shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned; provided that nevertheless the Landlord will use reasonable efforts to maintain services essential to the use and enjoyment of the Leased Premises and provided further that if the Landlord shall be prevented, delayed or restricted in the fulfillment of any such obligation hereunder by reason of any of the circumstances set out in sub-paragraph 14.1(c) and to fulfill such obligation could not, in the reasonable opinion of the Landlord, be completed without substantial additions or renovations of the Property, the Landlord may on sixty
(60) days written notice to the Tenant terminate this Lease. Provided always that financial incapacity shall not constitute an event excusing performance of any obligation hereunder.


                                   ARTICLE 15
                                     WAIVER

15.1 Waiver. If either the landlord or the Tenant shall overlook, excuse, condone or suffer any default, breach, non-observance, improper compliance or non-compliance by the other of any obligation hereunder, this shall not operate as a waiver of such obligation in respect of any continuing or subsequent default, breath, or non-observance, and no such waiver shall be implied but shall only be effective if expressed in writing.



                                   ARTICLE 16
                              TRANSFER BY LANDLORD

16.1 Transfer by Landlord. The term "Landlord" as used in this Lease means only the owner for the time being of the Property, so that in the event of any sale or sales or transfer or transfers of the Property, or the making of any lease or leases thereof, or the sale or sales or the transfer or transfers of the assignments or assignments of any such lease or leases, previous landlords shall be and hereby are relieved of all covenants and obligations of landlord hereunder. It shall be deemed and construed without further agreement between the parties, or their successors in interest, or between the parties and the transferee or acquirer, at any such sale, transfer or assignment, or lessee on the making of any such lease, that the transferee, acquirer or lessee has assumed and agreed to carry out any and all of the covenants and obligations of Landlord hereunder to Landlord's exoneration, and Tenant shall thereafter be bound to and shall attorn to such transferee, acquirer or lessee, as the case may be, as Landlord under this Lease.

                                   ARTICLE 17
                         RELOCATION OF LEASED PREMISES

17.1 Relocation of Leased Premises. If the Leased Premises comprise less than a whole floor of the Building, then at any time and from time to time prior to the expiry of this Lease, the Landlord shall have the right, upon giving the Tenant written notice at least thirty (30) days in advance, to provide the Tenant with other space in the Building (whether or not any part of the Leased Premises forms part thereof) of approximately the same size as the Leased Premises (but not more than ten (10%) percent smaller than the size of the Leased Premises originally demised to the Tenant hereunder improved to a standard and using materials of approximately the same quality as the improvements which exist in the Leased Premises or if the change of space occurs prior to the Tenant taking occupancy, as are to be provided by the Landlord in the Leased Premises pursuant to the Tenant's agreement to lease the Leased Premises), and to move the Tenant to such other space. The Tenant agrees to move to such new space. The Landlord shall arrange for moving the Tenant and shall pay the cost of physically moving the Tenant to the new space and effective at the end of the date (the "Closing Date") the business of the Tenant in the Leased Premises is required by one Landlord to close to facilitate the move:

          (a) the Tenant will surrender the Leased Premises to the Landlord in the conditions required pursuant to this Lease, together with all keys therefor;

          (b) this Lease will be deemed to be amended by the substitution for the current Schedule "B" of another plan prepared by the Landlord and marked Schedule "B" which shows the new space cross-hatched and if the Rentable Area of such new space is different that the Rentable area of the Leased Premises as they existed immediately prior to the Closing Date, by the substitution in clause 1.1 of the Rentable Area of such new space and by the calculation of revised annual and monthly amounts of Rent calculated using the Rentable Area of such new space and the rate set out in clause
               3.1 (provided that the Tenant shall not be required to pay rent for more than one hundred and ten (110%) percent of the number of square feet originally demised to the Tenant hereunder), and the parties agree to execute an agreement prepared by the Landlord which formally provides for such amendments to this Lease;

          (c) all references in this Lease to the Leased Premises shall thenceforth be deemed to refer to the new space as shown on the new Schedule "B", and

          (d) this Lease, amended as aforesaid, will continue in full force ad effect as a lease of the new space, for the balance of the Term.


                                   ARTICLE 18
                                 PUBLIC TAKING

18.1 Public Taking. The Landlord and Tenant shall cooperate, each with the other, in respect of any Public Taking of the Leased Premises or any part thereof so that the Tenant may receive the maximum award to which it is entitled in law for relocation costs ad business interruption and so that the Landlord may receive the maximum award for all other compensation arising from or relating to such Public Taking (including all compensation for the value of the Tenant's leasehold interest subject to the Public Taking) which shall be the property of the Landlord and the Tenant's rights to such compensation are hereby assigned to the Landlord. If the whole or any part of the Leased Premises is Publicly Taken, as between the parties hereto, their respective rights and obligations under this Lease shall continue until the day on which the Public Taking authority takes possession thereof. If the whole or any part of the Leased Premises is Publicly Taken, the Landlord shall have the option, to be exercised by written notice to the Tenant, to terminate this Lease and such termination shall be effective on the day the Public Taking authority takes possession of the whole or the portion of the Property Publicly Taken. Rent and all other payments shall be adjusted as of the date of such termination and the Tenant shall, on the date of such Public Taking, vacate the Leased Premises and surrender the same to the Landlord, with the Landlord having the right to re-enter and re-possess the Leased Premises discharged on this Lease and to remove al persons therefrom. In this Article, the words "Public Taking" shall include expropriation and condemnation and shall include a sale by the Landlord to an authority with powers of expropriation and condemnation and shall include a sale by the Landlord to an authority with powers of expropriation, condemnation or taking, in lieu of or under threat of expropriation or taken and "Publicly Taken" shall have a corresponding meaning.


                                   ARTICLE 19
                             REGISTRATION OF LEASE

19.1 Registration of Lease. The Tenant will not register this Lease. The Tenant agrees that the Landlord is not obliged to deliver this Lease in registerable form.



                                   ARTICLE 20
                             LEASE ENTIRE AGREEMENT

20.1 Lease Entire Agreement. The Tenant acknowledges that there are no covenants, representations, warranties, agreements or conditions express or implied, collateral or otherwise forming part of or in any way affecting or relating to this Lease save as expressly set out in this Lease and Schedules attached hereto and that this Lease and such Schedules constitute the entire agreement between the Landlord and the Tenant and may not be modified except as herein explicitly provided or except by agreement in writing executed by the Landlord and the Tenant.


                                   ARTICLE 21
                                    NOTICES

21.1 Notices. Any notice, advise, document or writing required or contemplated by any provision hereof shall be given in writing and if to the Landlord, either delivered personally to an officer of the Landlord, or mailed by prepaid mail addressed to the Landlord at the following address:

                  AKIRA INDUSTRIES CO. LTD.
                  c/o Brookfield Management Services Western Ltd.
                  Suite 1000 - 1050 West Pender Street
                  Vancouver, B.C.
                  V6E 3S7

and if to the Tenant, either delivered personally to the Tenant (or to an officer of the Tenant, if a corporation) or mailed by prepaid mail addressed to the Tenant at the Leased Premises or if an address of the Tenant is shown in the description of the Tenant above to such address provided such address is in Canada. Every such notice, advice, document or writing shall be deemed to have been given when delivered personally, or if mailed as aforesaid, upon the fifth day after being mailed save and except in the event of a labor dispute or other disruption affecting postal service occurring with five (5) days of the date of mailing in which event notice will not be deemed to have been received unless personally delivered. The Landlord may from time to time by notice in writing to the Tenant designate another address as the address to which notices are to be mailed to it, or specify with greater particularity the address and persons to which such notices are to be mailed and may require that copies of notices be sent to an agent designated by it. The Tenant may, if an address of the Tenant is shown in the description of the Tenant above, from time to time by notice in writing to the Landlord, designate another address as the address to which notices are to be mailed to it or specify with greater particularity the address to which such notices are to be mailed provided such address is in Canada.

                                   ARTICLE 22
                                 INTERPRETATION

22.1 Interpretation. In this Agreement "herein", "hereof", "hereby", "hereunder", "hereto", "hereinafter" and similar expressions refer to this Lease and not to any particular Article, paragraph, clause or other portion thereof, unless there is something in the subject matter or context inconsistent therewith; and the parties agree that all of the provisions of this Lease are to be construed as covenants and agreements as though words importing such covenants and agreements were used in each separate clause hereof, and that should any provision or provisions of this Lease be illegal or not enforceable it or they shall be considered separate and severable from the Lease and its remaining provisions shall remain in force and be binding upon the parties hereto as though the said provision or provisions had never been included, and further that the captions appearing from the provisions of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or of any provision hereof. This Lease shall be interpreted and governed by the laws of the Province of British Columbia.


                                   ARTICLE 23
                          EXTENT OF LEASE OBLIGATIONS

23.1 Extent of Lease Obligations. This Agreement and everything herein contained shall enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors, assigns and other legal representatives as the case may be, of each of the parties hereto, subject to the granting of consent by the Landlord to any assignment or sublease, and every reference herein to any party hereto shall include the heirs, executors, administrators, successors, assigns and other legal representatives of such party, and where there is more than one tenant or there is a male or female party the provisions hereof shall be read with al grammatical changes thereby rendered necessary and all covenants shall be deemed joint and several.


                                   ARTICLE 24
                        USE AND OCCUPANCY PRIOR TO TERM

24.1 Use and Occupancy Prior to Term. If the Tenant shall for any reason use or occupy the Leased Premises in any way prior to the commencement of the Term without there being an existing Lease between the landlord and Tenant under which the Tenant has occupied the Leased Premises, then during such prior use or occupancy the Tenant shall be a Tenant of the Landlord and shall be subject to the same covenants and agreements in this Lease mutatis mutandis.


                                   ARTICLE 25
                                   SCHEDULES

25.1 Schedules. The provisions of the schedules attached hereto and being designated as Schedules A to I, inclusive, shall form part of this Lease as if the same were embodied herein.



                                   ARTICLE 26
                                    DISTRESS

26.1 Distress. The Tenant waives and renounces the benefit of any present or future statute taking away or limiting the Landlord's right of distress and covenants and agrees that notwithstanding any such statute none of the goods and chattels of the Tenant on the Leased Premises at any time during the Term shall be exempt from levy by distress for rent in arrears. The Tenant will not sell, dispose of or remove any of the fixtures, goods or chattels of the Tenant from or out of the Leased Premises during the Term without the consent of the Landlord, unless the Tenant is substituting new fixtures, goods or chattels of equal value or is bona fide disposing of individual items which have become extras for the Tenants purposes; and the Tenant will not permit its fixtures, goods or chattels on the Leased Premises to become subject to any lien, mortgage or charge of encumbrance.


                                   ARTICLE 27
                     LANDLORD'S ABILITY TO REMEDY DEFAULTS

27.1 Landlord's Ability to Remedy Defaults. In addition to all its other rights herein, in the event Tenant shall default in any of its obligations, Landlord shall be entitled to perform the same, at its option, and if it does so its costs of so doing shall be forthwith payable by Tenant, as Rent. Landlord shall be entitled to perform any such obligations even though Tenant is itself unable to perform the same by reason of the provisions of Article 14.



                                   ARTICLE 28
                               INTENT - NET LEASE

28.1 Intent - Net Lease. The Tenant acknowledges and agrees that it is intended that this Lease shall be a completely carefree net lease for the Landlord except as expressly herein set out, and that the Landlord shall not be responsible during the Term for any costs, charges, expenses and outlays of any nature whatsoever arising or relating to the Leased Premises, or the contents thereof, and the Tenant shall pay all charges, impositions, costs and expenses of every nature and kind relating to the Leased Premises and a proportionate share of all charges, impositions, costs and expenses of every nature and kind relating to those parts of the Property not intended for leasing whether or not referred to in this Lease and whether or not within the contemplation of the Landlord or the Tenant and the Tenant covenants with the Landlord accordingly.


                                   ARTICLE 29
                                TIME OF ESSENCE

29.1 Time shall be of the essence of this Lease.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement.



THE CORPORATE SEAL OF
AKIRA INDUSTRIES CO. LTD.                   )
was hereunto affixed in the presence of:    )
                                            )
                                            )
--------------------------------------------
Authorized Signatory                        )                 C/S
                                            )
Title:                                      )
      --------------------------------------
                                            )
                                            )
                                            )
--------------------------------------------
Authorized Signatory                        )
                                            )
Title:                                      )
      --------------------------------------
                                            )
                                            )
                                            )
                                            )
THE CORPORATE SEAL OF                       )
GLOBAL ELECTION SYSTEMS INC.                )
was hereunto affixed in the presence of:    )
                                            )
                                            )
                                            )                 C/S
--------------------------------------------
Authorized Signatory                        )
                                            )
Title:                                      )
      --------------------------------------
                                            )
                                            )
                                            )
--------------------------------------------
Authorized Signatory                        )
                                            )
Title:                                      )
      --------------------------------------

                                  SCHEDULE "A"


Forming part of lease dated 8th day of December, 1998



FROM:      AKIRA INDUSTRIES CO. LTD.

TO:        GLOBAL ELECTION SYSTEMS INC.



THE "PROPERTY"

ALL AND SINGULAR those lands and premises in the City of Vancouver, in the province of British Columbia more particularly described as:

           Lot C
           Block A
           District Lots 318 and 319
           Plan 15365

and known as Airport Square, 1200 West 73rd Avenue, Vancouver, British Columbia

                                  SCHEDULE "B"
                                    SUITE 350



                                [GRAPHIC OMITTED]

                                  SCHEDULE "C"
                                      TAXES


1.   Taxes Payable by Landlord and Tenant:

     (a) Tenant's Taxes. The Tenant covenants to pay all Tenant's Taxes, as and when the same become due and payable. Where any Tenant's taxes are payable by the Landlord to the relevant taxing authorities, the Tenant covenants to pay on demand the amount thereof to the Landlord.

          The Tenant covenants to pay to the Landlord the Tenant's Proportionate Share of the amount of the Landlord's Taxes in each Fiscal Period. After the commencement of the Term of this Lease and prior to the commencement of each Fiscal Period determined by the Landlord thereafter which commences during the Term, the Landlord may estimate the amount of the Landlord's Taxes or any installment on account thereof to become due on any date during the ensuing Fiscal Period or (if applicable) a portion thereof, as the case may be, and the amount thereof which will be payable by the Tenant and notify the Tenant in writing of such estimate. If the Tenant has overpaid the amount payable by the Tenant, the landlord shall refund any excess paid. If any balance remains unpaid, the Landlord shall fix monthly installments for the then remaining balance of such Fiscal Period or portion thereof such that, after giving credit for installments paid by the Tenant the entire Tenant's Proportionate Share of the amount of the landlord's Taxes in such Fiscal Period will be fully payable prior to the time the landlord is obliged to pay the Landlord's Taxes in respect of which the Tenant's Proportionate Share is payable. If, for any reason, the Landlord's Taxes are not finally determined within such Fiscal Period or portion thereof, the parties shall make the appropriate readjustment when the Landlord's Taxes are finally determined. The Landlord and the Tenant acknowledge that the Taxes may be payable during the course of a year as prepayment for the Landlord's Taxes accruing due in respect of such year and if the Term ends during a year, then the appropriate adjustment will be made by the Landlord. Any report of the Landlord's accountant as to the Landlord's Taxes shall be conclusive as to the amount thereof for any period to which such report relates.

          The Landlord may postpone payment of any Taxes payable by it to the maximum extent permitted by law, if prosecuting in good faith any appeal against any assessment or any imposition of Taxes.

     (b) Landlord's Taxes. The Landlord covenants to pay all Landlord's Taxes subject to the payments on account on Landlord's Taxes required to be made by the Tenant elsewhere in this Lease. The Landlord may appeal any official assessment or the amount of any Taxes or other taxes based on such assessment and relating to the Property or the Building. In connection with any such appeal, the Landlord may defer payment of any Taxes or other taxes, as the case may be, payable by it to the extent permitted by law, and the Tenant shall cooperate with the Landlord and provide the Landlord with all relevant information reasonably required by the Landlord in connection with any such appeal.

     (c) Separate Allocation. In the event that the Landlord is unable to obtain from the taxing authorities any separate allocation of Landlord" Taxes, Tenant" Taxes or assessment as required by the Landlord to make calculations of Additional Rent under this Lease, such allocation shall be made by the Landlord, acting reasonably, an shall be conclusive.

     (d) Cost of Appeal. The Tenant covenants to pay on demand to the Landlord the Tenant's Proportionate share of the costs and expenses (including legal and other professional fees and disbursements and interest and penalties on deferred payments) incurred in good faith by the Landlord in contesting, resisting or appealing any of the Taxes.


     (e) Information. Whenever requested by the Landlord, the Tenant shall deliver to it receipts for payment of all the Tenant's Taxes and furnish such other information in connection therewith as the Landlord may reasonably require.

2.   Definition.  In this Lease:

     (a) "Landlord's Taxes" shall mean the aggregate of all Taxes charged against the Property or he Building or the Landlord in respect thereof including, without limitation, any amounts imposed, assessed, levied or charged in substitution for or in lieu of any such Taxes, but excluding such taxes as capital gains taxes, corporate, income, profit or excess profit taxes of the landlord to the extent such taxes are not levied in lieu of any of the foregoing against the Property or the Landlord in respect thereof.

     (b) "Taxes" shall mean all taxes, rates, duties, levies, fees, charges, local improvement rates, and assessments whatsoever, imposed, assessed, levied or charged by any school, municipal, regional, state, provincial, federal, parliamentary or other body, corporation, authority, agency or commission.

     (c) "Tenant Taxes" shall mean all Taxes (whether imposed upon the Landlord or the Tenant) attributable to the personal property, trade fixtures, business, income, occupancy or sales of the Tenant or any other occupant of the Leased Premises, and to any Leasehold Improvements or fixtures installed by or on behalf of the Tenant within the Leased Premises, and to the use by the Tenant of any of the Property or the Building.

     (d) "Tenant's Proportionate Share" shall mean that fraction, expressed as a percentage, which has as its numerator the total Rentable Area of the Leased Premises and as its denominator the total Rentable Area of the Building, which area may change from time to time.



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                                  SCHEDULE "D"
                                    SERVICES


1.   The Landlord covenants with the Tenant as follows:

     (a) Heating, Ventilating and Air Conditioning. To provide heating, ventilating and air conditioning ("HVAC") to the Leased Premises to an extent sufficient to maintain therein at all times during Normal Business Hours, except during the making of repairs, a reasonable temperature; but should the Landlord make default in so doing, it shall not be liable for indirect or consequential damages or damages for personal discomfort or illness. The Landlord has installed in the Building a system for the purpose of ventilating and air conditioning the Leased Premises in summer and ventilating and heating the Leased Premises in winter, which is designed for normal occupancy of the Leased Premises for office purposes on the basis of one person to every one hundred (100) square feet (nine and three-tenths (9.3) square metres) of space on an open floor basis and based on the window shading being fully closed in those offices having exterior windows exposed to the sun and subject to the average amount of electric power supplied for illumination, business machines, office use and all purposes not being in excess of five and one-half (5-1/2) watts per square foot (fifty-nine (59) watts per square metre) of Rentable Area nor shall the electric power consumed in the Leased Premises release heat energy within the occupied space or spaces in excess of 12 British Thermal Units (B.T.U.) per square foot per hour (129 B.T.U. per square metre per hour) of Rentable Area. Any use of the Leased Premises not in accordance with the aforementioned design standards, or arrangement of partitioning which interferes with the normal operation of said system, may require changes or alterations in the system or the ducts through which the same operates. Any changes or alterations so occasioned, if such changes can be accommodated by the Landlord's equipment, shall be made by the Tenant at his cost and expense, but only with the written consent of the Landlord first had and obtained, and in accordance with drawings and specifications, and by a contractor first approved in writing by the Landlord. The Landlord reserves the right to stop the service of said HVAC equipment, when necessary, by reason of accident or repairs, alterations or improvements, in the judgement of the Landlord desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed (and which the Landlord shall complete diligently), and the Landlord shall further have no responsibility or liability for failure to supply HVAC service when stopped as aforesaid or when prevented from so doing by strikes or by any cause beyond the Landlord's reasonable control, or by orders or regulations of any federal, provincial or municipal authority or failure of electric current, steam, or water or other suitable power supply or inability upon the exercise of reasonable diligence to obtain such electric current, steam, or water or other suitable power supply for the operation of said HVAC equipment. The Tenant acknowledges that one year may be required after all the tenants have fully occupied the building in order to adjust and balance the HVAC systems.

     (b) Elevators. To Furnish, except when repairs are being made, passenger elevator service during Normal Business Hours; operator-less automatic elevator service, if used, shall be deemed "elevator service" within the meaning of this paragraph; and to permit the Tenant and the employees of the Tenant to have the free use of such elevator service in common with others, but the Tenant and such employees and all other persons using the same shall do so at their sole risk and under no circumstances shall the Landlord be held responsible for any damage or injury happening to any person while using the same or occasioned to any person by any elevator or any of its appurtenances except for such damage or injury resulting from the willful negligence of the Landlord, its servants or employees. All deliveries to the Leased Premises shall be made by a freight elevator designated by the

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

          Landlord, and the Landlord may prescribe the hours during which and the procedures under which freight elevator services shall be available. The Landlord may limit the number of elevators providing service outside of Normal Business Hours.

     (c) Access. To permit the Tenant and the employees of the Tenant and all persons lawfully requiring communication with them, to have the use during Normal Business Hours in common with others of the main entrance and the stairways and corridors leading to the Leased Premises. At times other than during Normal Business Hours the Tenant and the employees of the Tenant and persons lawfully requiring communication with the Tenant shall have access to the Building and to the Leased remises and use of the elevators in accordance with the Rules and Regulations.

     (d) Washrooms. To permit the Tenant and the employees of the Tenant in common with others entitled thereto to use those washrooms in the Building in common with others, which are designated for use by the Tenant.

     (e) Janitor Service. To cause when reasonably necessary from time to time the floors and windows of the Leased Premises to be cleaned and the desks, tables and other furniture of the Tenant to be dusted, all in keeping with a first class office building, but with the exception of the obligation to cause such work to be done, the Landlord shall not be responsible for any act of omission or commission on the part of the person or persons employed to perform such work; such work shall be done at the landlord's direction without interference by the Tenant, his servants or employees and landlord shall have the sole right to arrange for such work. Tenant shall, at the end of each day, leave the Leased Premises neat and tidy.

2.   Electricity. The Tenant covenants with the Landlord:

     (a) To pay the amounts from time to time apportioned by the Landlord to the Leased Premises for additional usage of hydro and utilities caused as a result of extended hours of operation on the Leased Premises beyond Normal Business Hours or by special equipment or machinery installed thereon having a power consumption in excess of that normally found in the Building. The Landlord may adopt separate metering if desired by it at the cost of the Tenant. Such cost may be estimated by the Landlord, acting reasonably; and

     (b) The Landlord shall have the exclusive right to attend to the replacement of electric light bulbs, tubes and ballasts in the Leased Premises and the balance of the Building to replace those installed at the commencement of the Term. The Landlord may adopt a system of re-lamping and re-ballasting periodically on a group basis in accordance with good practice in this regard and accordingly replace periodically whether or not bulbs, tubes and ballasts are worn out.

3.   Additional Services.

     (a) The Landlord may (but shall not be obliged to) on request of the Tenant supply services or materials to the Leased Premises and the Property which are not provided for under this Lease and which are used by the Tenant (the "Additional Services") including, without limitation,

          (i)    locksmithing;

          (ii)   removal of bulk garbage;

          (iii)  picture hanging;

          (iv)   special security arrangement; and

          (v)    special janitorial services.

     (b) When Additional Services are supplied or furnished by the Landlord, accounts therefore shall be rendered by the Landlord and shall be payable by the Tenant to the Landlord on demand. In the event the landlord shall elect not to supply or furnish Additional Services, only persons with prior written approval by the Landlord (which approval shall not be unreasonably withheld) shall be permitted by the landlord or the Tenant to supply or furnish Additional Services to the Tenant and the supplying and furnishing shall be subject to the reasonable rules fixed by the landlord with which the Tenant undertakes to cause compliance and comply.

4.   Operating Charges Payable.

     (a) The Tenant covenants to pay to the Landlord the Tenant's Proportionate Share of the amount of the Operating Costs in each Fiscal Period.

     (b) In this Lease "Operating Costs" shall mean the total, without duplication, of the costs, expenses, fees, rentals, disbursements and outlays of every kind paid, payable, attributable or incurred by the Landlord or by others on behalf of the Landlord for the complete maintenance, repair, replacement, operation, management and administration of the Building and Property, such as are in keeping with maintaining the standard of a first class office building so as to give it high character and distinction, including without limitation:

         (i)     cost of heating, ventilating and air conditioning;

         (ii)    cost of providing hot and cold water;

         (iii)   cost of sewer charges;

         (iv) cost of fire, casualty, liability and other insurance which the Landlord carries and the cost of any deductible amount paid by the Landlord in connection with a claim made by the Landlord under such insurance;

         (v) costs of building office expenses, including telephone, stationery and supplies;

         (vi)    cost of fuel, steam or other energy source as the case may be;

         (vii) cost of providing electricity and other utilities not otherwise chargeable to tenants;

         (viii) costs of al elevator and escalator (if installed in the Building) maintenance and operation;

         (ix) cost of porters, reception staff, maintenance and engineering staff and other non-administrative personnel, including salaries, wages and fringe benefits;

         (x)     cost of providing security;

         (xi) cost of providing janitorial services, window cleaning and garbage removal;

         (xii) cost of supplies and materials including lamps and ballasts for the lighting system;

         (xiii)  cost of landscaping, gardening and snow and ice removal;

         (xiv) cost of decoration and maintenance of common areas including all costs incurred to comply with clause 8.1(a) and 8.1(b) hereof;

         (xv)    cost of all service contracts, legal and consulting services;

         (xvi) cost of business taxes and audit fees for determining the amounts payable under leases;

         (xvii) cost of each "major expenditure" (as hereinafter defined) as amortized over the period of the Landlord's reasonable estimate of the economic life of the items acquired, but no to exceed fifteen (15) years, using equal monthly installments of principal and interest at the Prime rate, where "major expenditure" shall mean any single expenditure incurred during or subsequent to the Fiscal Period in which the lease commences, for replacement of machinery, equipment, building elements, repairs, systems or facilities in connection with the Property or Building, which expenditure is more than ten percent (10%) of the total Operating Costs for the previous Fiscal Period, or fore modifications or additions to the Property if one of the principal purposes of such modification or addition was to reduce energy consumption or Operating Costs or was required by government regulation;

         (xviii) management fees in the amount of four percent (4%) of total gross monthly collections from the property including rent, electricity, light maintenance, tax and operating payments and miscellaneous income;

         (xix) the cost of drapery and carpet cleaning and shampooing if not included in janitorial charges;

         (xx)    Capital Tax; and

         (xxi) the reasonable rental value of space utilized by the Landlord in connection with the management of the Property.

     (c) In this Lease there shall be excluded from Operating Costs the following:

         (i)     interest on Landlord's debt and capital retirement of debt;

         (ii)    depreciation;

         (iii) such Operating Costs as are recovered from proceeds of insurance paid to the Landlord;

         (iv) costs as determined by the Landlord of repairing structural defects in the Building; and

         (v) costs as determined by the Landlord of acquiring new tenants to the Property and any amounts directly charged by the Landlord to any tenant or tenants.


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



5. In calculating Operating Costs for any Fiscal Period, if there are any vacancies in the Building and because of such vacancies the Operating Cost is less than it would have been if the Building had been fully occupied, then for the purpose of determining the amount payable by the Tenant under this Clause, the Operating Cost for the relevant accounting period shall be increased by the amount of any savings in the Operating Cost for such period attributable to such vacancies (as determined by the landlord acting reasonably) and any reference to the Operating Cost in this Lease shall be deemed to refer to the Operating Cost as so increased.

6.  In this Lease:

    (a) "Tenant's Proportionate Share" shall have the meaning as defined in sub-paragraph 2(d) of Schedule "C" of this Lease.

    (b) "Normal Business Hours" means the hours from 8 a.m. to 6 p.m. on Business Days. Business Days means Monday to Friday inclusive. Notwithstanding the foregoing, Normal Business Hours shall not include any part of a holiday.

    (c) "Capital Tax" means the tax or excise imposed upon the Landlord which is measured by or based in whole or in part upon the capital employed by the Landlord at and after the date of the substantial completion of construction of the Building, computed as if the amount of such tax or excise were that amount due if the Building were the only real property of the Landlord and includes the amount of any capital or place of business tax levied by the Provincial Government or other applicable taxing authority against the landlord with respect to the Building.

7. To the extent that any component of Operating Costs should be allocated, in the reasonable opinion of the Landlord, to one group of tenants (for example, retail tenants), the Landlord may, but shall not be obligated, to allocate the costs of such component(s) of Operating Costs to those tenants alone.


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



                                  SCHEDULE "E"
                             RULES AND REGULATIONS


1. The Tenant shall not permit any cooking or the heating of food in the Leased Premises without the written consent of Landlord, nor the use of any electrical apparatus likely to cause an overloading of electrical circuits.

2. The sidewalks, entries, passages, elevators and staircases shall not be obstructed or used by the Tenant, his agents, servants, contractors, invitees or employees for any purpose other than ingress to and egress from the offices. The Landlord reserves entire control of all parts of the Building employed for the common benefit of the tenants and without restricting the generality of the foregoing the sidewalks, entries, corridors and passages not within the Leased Premises, washrooms, lavatories, air-conditioning closets, fan rooms, janitor's closets, electrical closets and other closets, stairs, elevator shafts, flues, stacks, pipe shafts and ducts and shall have the right to place such signs and appliances therein as it may deem advisable, provided that ingress to and egress from the Leased Premises is not unduly impaired thereby.

3. The Tenant, his agents, servants, contractors, invitees or employees shall not bring in or take out, position, construct, install or move any safe, business machine or other heavy office equipment without first obtaining the consent in writing of the Landlord. In giving such consent, the Landlord shall have the right, in its sole discretion, to prescribe the weight permitted and the position thereof, and the use and design of planks, skids or platforms to distribute the weight thereof. All damage done to the Building by moving or using any such heavy equipment or other office equipment or furniture shall be repaired at the expense of the Tenant. The moving of all heavy equipment or other office equipment or furniture shall occur only between 6:00 p.m. and the following 8:00 a.m. or any other time consented to by the Landlord and the persons employed to move the same in and out of the Building must be acceptable to the Landlord. Safes and other heavy office equipment will be moved through the halls and corridors only upon steel bearing plates. No freight or bulky matter of any description will be received into the Building or carried in the elevators, except during hours approved by the Landlord.

4. The Landlord may require that all or any persons entering and leaving the Building at any time other than during Normal Business Hours shall satisfactorily identify themselves and register in books kept for the purpose and may prevent any person from entering the Leased Premises unless provided with a key thereto and a pass or other authorization from the Tenant in a form satisfactory to the Landlord and may prevent any person removing any goods therefrom without written authorization.

5. The Tenant shall not place or cause to be placed any additional locks upon any doors of the Leased Premises without the approval of the Landlord and subject to any conditions imposed by the Landlord. Additional keys may be obtained from the Landlord at the cost of the Tenant.

6. No one shall use the Leased Premises for sleeping apartments or residential purposes or for the storage of personal effects or articles other than those required for business purposes.

7. The Tenant shall permit window cleaners to clean the windows of the Leased Premises during normal business hours.

8. Canvassing, soliciting and peddling in the Building are prohibited.

9. Any hand trucks, carryalls, or similar appliances used in the Building shall be equipped with rubber tires, side guards and such other safeguards as the Landlord shall require.

10. No animals or birds shall be brought into the Building.

11. Tenant shall not install or permit the installation or use of any machine dispensing goods for sale in the Leased Premises or the Building or permit the delivery of any food or beverage to the Leased Premises without the approval of the Landlord or in contravention of any regulations fixed or to be fixed by the Landlord. Only persons authorized by the Landlord shall be permitted to deliver or to use the elevators in the Building for the purpose of delivering food or beverages to the Leased Premises.

12. No noise caused by any instrument or other device, or otherwise, which in the opinion of the Landlord may be calculated to disturb the other tenants of the Building shall be permitted.

13. The Landlord will have the care of all heating and air conditioning apparatus and give all information for the regulation of same.

14. The Tenant, when closing the Leased Premises day or evening, shall see that all doors, windows and skylights are closed, thus avoiding possible damage from fire, storm, rain or freezing, and shall assist in the security of the premises and Building.

15. No Tenant shall do or permit anything to be done in or upon the Leased Premises or bring or keep anything therein which will in any way conflict with the laws relating to fire or with the regulations of the Fire Department or the Health Department, or with any of the rules of the city in which the Leased Premises are located.

16. Each Tenant shall keep the Leased Premises in a good state of preservation and cleanliness and shall not suffer any accumulation of useless property or rubbish therein.

17. The windows, glass doors and the lights that reflect or admit light into the halls or other places, in the Building shall not be covered or obstructed, nor shall anything, whether books, packages, flower pots or any other articles whatsoever be placed upon or hung from the window sills and the induction units. The washrooms, lavatories or toilets shall not be used for any other purpose than the purposes for which they were respectively constructed, and the expense of any breakage, stoppage or damage resulting from a violation of this rule by the Tenant and its agents or servants shall be borne by the Tenant. The Tenant shall not mark, drill into or in any way deface the walls, ceilings, partitions, floors, wood, stone or iron work, or any other appurtenance to the premises.

18. The Tenant shall give the Landlord prompt notice of any accident to or any defect in the plumbing, heating, air conditioning, ventilating, mechanical or electrical apparatus or any other part of the Building.

19. The parking of automobiles shall be subject to the charges and the reasonable regulations of the Landlord. The Landlord shall not be responsible for damage to or theft of any car its accessories or contents whether the same be the result of negligence or otherwise.

20. If the Tenant desires any electrical or communications wiring, the Landlord reserves the right to direct qualified persons as to where and how the wires are to be introduced, and without such directions no borings or cutting for wires shall take place. No other wires or pipes of any kind shall be introduced without the prior written consent of the Landlord.

21. The Tenant shall be entitled to have its name shown upon the directory board of the Building and at one of the entrance doors to the Leased Premises, all at the Tenant's expense, but the Landlord shall in its sole discretion design the style of such identification and allocate the space on the directory board for the Tenant.

22. The Tenant shall not interfere with window coverings installed upon exterior Windows and shall close or permit to be closed such window coverings from such hours from dusk to dawn as the Landlord may require and shall not install or operate any interior drapes installed by the Tenant so as to interfere with the exterior appearance of the Building.

23. The Tenant shall take care of the rugs and drapes (if any) which it installs (or were installed on its behalf) in the Building and shall arrange for the carrying out of regular spot cleaning and shampooing of the said carpets and dry cleaning of the said drapes in a manner acceptable to the Landlord.

24. The Tenant shall permit the periodic closing of lanes, driveways and passages for the purpose of preserving the Landlord's right over such lanes, driveways and passages.

25. The Tenant shall not place or permit to be placed any sign, advertisement, notice or other display on any part of the exterior of the Leased Premises or elsewhere if such sign, advertisement, notice or other display is visible from outside the Leased Premises without prior written consent of the Landlord which may be arbitrarily withheld. The Tenant, upon request of the Landlord, shall immediately remove any sign, advertisement, notice or display which the Tenant has placed or permitted to be placed which, in the opinion of the Landlord, is objectionable, and if the Tenant shall fail to do so, the Landlord may remove the same at the expense of the Tenant.

26. The Landlord shall have the right to make such other and further reasonable rules and regulations and to alter the same as in its judgement may from time to time be needful for the safety, care, cleanliness and appearance of the Leased Premises and the Building and for the preservation of good order therein, and the same shall be kept and observed by the Tenant, its employees and servants. The Landlord also has the right to suspend or cancel any or all of these rules and regulations herein set out.

                                  SCHEDULE "F"
                             LEASEHOLD IMPROVEMENTS


1. Definition of Leasehold Improvements. For purposes of this Lease, the term "Leasehold Improvements" includes, without limitation, all fixtures, improvements, installations, alterations and additions from time to time made, erected or installed by or on behalf of the Tenant, or any previous occupant of the Leased Premises, in the Leased Premises and by or on behalf of other tenants in other premises in the Building (including the Landlord if an occupant of the Building), including all partitions however fixed (including movable partitions), doors and hardware however affixed, and whether or not movable, all mechanical, electrical and utility installations and all carpeting and drapes with the exception only of furniture and equipment not of the nature of fixtures.

2. Installation of Improvements and Fixtures. The Landlord shall include in the Leased Premises the "Landlord's Work" (as hereinafter defined). The Tenant shall not make, erect, install or alter any Leasehold Improvements in the Leased Premises without having requested and obtained the Landlord's prior written approval. The Landlord's approval shall not, if given, under any circumstances be construed as a consent to the landlord having its estate charged with the cost of work. The Landlord shall not unreasonably withhold its approval of any such request, but failure to comply with the Landlord's reasonable requirements from time to time for the Building shall be considered sufficient reason for refusal. In making, erecting, installing or altering any Leasehold Improvements the Tenant shall not, without the prior written approval of the Landlord, alter or interfere with any installations which have been made by the Landlord or others and in no event shall alter or interfere with window coverings (if any) or other light control devices (if any) installed in the Building. The Tenant's request for any approval hereunder shall be in writing and accompanied by an adequate description of the work and, where appropriate, working drawings and specifications thereof. If the Tenant requires from the Landlord drawings or specifications of the Building in connection with Leasehold Improvements, the Tenant shall pay the cost thereof to the Landlord on demand. Any reasonable costs and expenses incurred by the Landlord in connection with the Tenant's Leasehold Improvements shall be paid by the Tenant to the Landlord on demand. All work to be performed in the Leased Premises shall be performed by competent contractors and sub-contractors of whom the Landlord shall have approved in writing prior to commencement of any work, such approval not to be unreasonably withheld (except that the Landlord may require that the Landlord's contractors and sub-contractors be engaged for any mechanical or electrical work) and by workmen who have labor union affiliations that are compatible with those affiliations (if any) or workmen employed by the landlord and its contractors and sub-contractors. All such work including delivery, storage and removal of materials shall be subject to the reasonable supervision of the Landlord, shall be performed in accordance with any reasonable conditions or regulations imposed by the landlord including, without limitation, comply with the provisions in both the Landlord's "Tenant Guideline Manual" and the "CAD Creation Guidelines" (copies of which the Tenant acknowledges having received), payment on demand of a reasonable fee of the Landlord for such supervision, and shall be completed in good and workmanlike manner in accordance with the description of the work approved by the Landlord and in accordance with all laws, regulations and by-laws of all regulatory authorities. Copies of required building and occupancy permits or authorizations shall be obtained by the Tenant at its risk and expense and copies thereof shall be provided to the Landlord. No locks shall be installed on the entrance doors in the Leased Premises that are not keyed to the Building master key system.

3. Liens and Encumbrances on Improvements and Fixtures. In connection with the making, erection, installation or alteration of Leasehold Improvements and all other work or installations made by or for the Tenant in the Leased Premises the Tenant shall comply with al the provisions of the mechanics' lien and other similar statutes from time to time applicable thereto (including any proviso requiring or enabling the retention by way of holdback of portions of any sums payable) and, except as to any such holdback, shall promptly pay all accounts relating thereto. The Tenant will not create any mortgage, conditional sale agreement or other encumbrances in respect of its Leasehold Improvements or, without the written consent of the Landlord, with respect to its trade fixtures, nor shall the Tenant take any action as a consequence of which any such mortgage conditional sale agreement or other encumbrances would attach to the Property or any part thereof. If and whenever any mechanic's or other lien for work, labor, services or materials supplied to or for the Tenant or for the cost of which the Tenant may be in any way liable or clams therefor shall arise or be filed or any such mortgage conditional sale agreement or other encumbrance shall attach, the Tenant shall within twenty (20) days after submission by the Landlord or notice thereof procure the discharge thereof, including any certificate of action registered in respect of any lien, by payment or giving security or in such other manner as may be required or permitted by law, and failing which the Landlord may avail itself of any of its remedies hereunder for default of the Tenant and may make any payments or take any steps or proceedings required to procure the discharge of any such liens or encumbrances, and shall be entitled to be repaid by the Tenant on demand for any such payments and to be paid on demand by the Tenant for all costs and expenses in connection with steps or proceedings taken by the Landlord and the Landlord's right to reimbursement and to payment shall not be affected or impaired if the Tenant shall then or subsequently establish or claim that any lien or encumbrance so discharged was without merit or excessive or subject to any abatement, set-off or defence. The Tenant agrees to indemnify the Landlord from all claims costs and expenses which may be incurred by the Landlord in any proceedings brought by any person against the Landlord alone or with another or others for or in respect of work, labor, services or materials supplied to or for the Tenant.

4. Removal of Improvement and Fixtures. All Leasehold Improvements in or upon the Leased Premises shall immediately upon their placement be and become the Landlord's property without compensation therefor to the Tenant. Except to the extent otherwise expressly agreed by the Landlord in writing, no Leasehold Improvements, furniture or equipment shall be removed by the Tenant from the Leased Premises either during or at the expiration or sooner termination of the Term except that:

     (a) the Tenant shall, prior to the end of the Term, remove such of the Leasehold Improvements and trade fixtures in the Leased Premise as the Landlord shall require to be removed; and

     (b) the Tenant may, at the times appointed by the Landlord and subject to availability of elevators (if installed in the Building), remove its furniture and equipment at the end of the Term, and also during the Term in the usual and normal course of its business where such furniture or equipment has become excess for the Tenant's purposes or the Tenant is substituting therefor new furniture and equipment.

The Tenant shall, in the case of every removal, make good at the expense of the Tenant any damage caused to the Property by the installation and removal. In the event of the non-removal by the end of the Term, or sooner termination of this Lease, of such trade fixtures or Leasehold Improvements required by the Landlord of the Tenant to be removed, the Landlord shall have the option, in addition to its other remedies under this Lease to declare to the Tenant that such trade fixtures are the property of the Landlord and the Landlord upon such declaration may dispose of such trade fixtures and retain any proceeds of disposition as security for the Debts, Liabilities and obligations and the Tenant shall be liable to the Landlord for any expenses incurred by the Landlord.

5. For the purpose of this Lease:

     (a) the term "Tenant's Work" shall mean all work required to be done to complete the Leased Premises for occupancy by the Tenant excluding the "Landlord's Work" (as hereinafter defined);

     (b) the term "Landlord's Work" shall mean finishing the premises in a manner and in colors standard to the Building which, without limiting the generality of the foregoing, will include the following:


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


          (i) Dividing partitions between the subject premises and the remainder of the floor area, together with an entrance door and such other door or doors from the public corridor to the premises as are required by the appropriate municipal or governmental authority or authorities. It is understood that the location of the demising partitions dividing the Leased Premises from the balance of the floor is subject to approval of the appropriate municipal or governmental authority or authorities. Additional doors required by the Tenant shall, subject to the approval aforesaid, be at the expense of the Tenant.

          (ii) Finish ceilings (suspended T-bar with acoustic fibre panel), finished concrete floors, finished inside surface of exterior walls, and building standard window coverings.

          (iii) Recessed fluorescent lighting fixtures (average effective light level of 70 foot candles maintained at desk level) together with original tubes for same.

          (iv) Provision at Tenant's cost of a single name of Tenant on ground floor directory, on individual floor directory (if any) and a single corporate or firm name on door; additional names are subject to Landlord's approval and at Tenant's cost.



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



                                  SCHEDULE "G"
                           RENTABLE AREA CALCULATION


1. "Rentable Area" in this Lease in the case of a whole floor of the Building shall be computed by measuring in accordance with the "Standard Method for Measuring Floor Area in Office Buildings", BOMI ANSI STANDARDS (as amended from time to time).

2. "Rentable Area" in this Lease in the case of a part of a floor of the Building shall include all areas occupied and shall be computed by measuring in accordance with the "Standard Method for Measuring Floor Area in Office Buildings", BOMI ANSI STANDARDS (as amended from time to time).

3. Rentable Area of the Building shall be calculated as if the Building were entirely occupied by tenants renting whole floors. The lobbies and main entrances on the ground floors and subsurface floors used in common by tenants and mechanical equipment area, not otherwise included, shall be excluded from the foregoing calculations. The calculation of the Rentable Area of the Building whether rented or not shall be determined upon completion of the Building by the Landlord and shall be adjusted from time to time to give effect to any structural or functional change affecting same or to exclude from the Rentable Area of the Building any area(s) which is deemed to have no value by the competent assessment authority, whether or not the Landlord receives income from such area(s).

4. In any of the aforementioned area calculations contained in this Schedule "G", any calculations by the Landlord's architect shall be conclusive and binding upon all parties.



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



                                  SCHEDULE "H"
                                OPTION TO RENEW

RENEWAL OPTION

               The Landlord covenants with the Tenant that if:

          (a) the Tenant gives notice to the Landlord that the Tenant wishes to obtain a renewal of this Lease, such notice to be given not earlier than twelve (12) months, and not later than nine (9) months, if the Leased Premises comprise one full floor or more of the Building, or, if the Leased Premises comprise less than one full floor of the Building, not later than six (6) months, before the expiry of the initial term herein granted;

          (b) at the time of giving such notice the Tenant shall not be in breach of any covenant or condition herein contained; and

          (c) the Tenant has duly and regularly throughout the initial term observed and performed the covenants and conditions herein contained;

then the Landlord shall grant to the Tenant at the Tenant's expense a renewal lease of the Leased Premises for a further term of five (5) years upon the same terms and conditions as are herein contained, save and except this covenant to renew and save and except the annual Basic Rent which shall be the greater of the Current Market Rent for the Leased Premises with its Leasehold Improvements (having regard to the duration of the renewal term) and the sum of the annual Basic Rent payable for the last year of the initial term, and save and except that there shall not be any Rent-free periods, payment of any tenant allowances or other inducements or provision or Leasehold Improvements and that all provisions of this Lease relevant to the initial term shall be deemed deleted. If the Landlord and the Tenant are unable at least ninety (90) days before the expiry of the initial term to agree upon such Current Market Rent, the determination of such Current Market Rent shall be referred to a single arbitrator if the parties hereto agree upon one, otherwise to a board of three
(3) arbitrators, one to be appointed by each of the Landlord and the Tenant and a third arbitrator to be appointed in writing by the first two-named arbitrators; if the Landlord or the Tenant shall refuse or neglect to appoint an arbitrator within seven (7) clear days after the other shall have served a written notice upon the party so refusing or neglecting to make such appointment, the arbitrator first appointed shall, at the request of the party appointing him, proceed to determine such rent as if he were a single arbitrator appointed by both the Landlord and Tenant for the purpose. If two (2) arbitrators are so appointed within the time prescribed and they do not agree upon the appointment of the third arbitrator within a period of seven (7) days from the date of appointment of the second arbitrator, then upon the application of either the Landlord for the Tenant, the third arbitrator shall be appointed by a Judge of the Supreme Court in accordance with the procedure set out in the Commercial Arbitration Act, R.S.B.C., as amended from time to time, or such similar statute then in force in the province in which the Building is located. The third arbitrator shall chair the arbitration. The determination made by the arbitrators or the majority of them, or by the single arbitrator, as the case may be, shall be final and binding upon the Landlord and the Tenant, and their respective successors and assigns. The Tenant shall pay the costs of the arbitration and the arbitrator(s). The provisions of this section shall be deemed to be a submission to arbitration within the provisions of the said Commercial Arbitration Act provided that any limitation on the remuneration of the arbitrators imposed by such legislation shall not be applicable. Notwithstanding anything to the contrary, in no event shall the annual Basic Rent payable by the Tenant during the renewal term be less than the annual Basic Rent payable during the last year of the initial term of this Lease. Until the annual Basic Rent payable during the renewal term has been determined as provided for herein, the Tenant shall pay the monthly installments of Basic Rent payable before the commencement of the renewal term in accordance with this Lease and, upon such determination, the Tenant shall make the appropriate adjustment payment (if any) to the landlord together with interest thereon from the commencement of the renewal term until the date of payment at the rate of interest specified in this Lease payable on Rent in arrears.

The term "Current Market Rent" shall mean rent that would be paid for improved office space in office buildings of similar age and location in Greater Vancouver, British Columbia, as between persons dealing in good faith and at arms' length, without reduction for any cash payment, leasehold improvement allowance, rent-free period or other inducement.


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


                                  SCHEDULE "I"
                               SPECIAL PROVISIONS


1.       EARLY OCCUPANCY

               The Landlord agrees that, providing the Lease has been fully executed by both parties, the Tenant shall have possession of the Leased Premises, no later than December 15, 1988 for the purpose of first constructing their tenant improvements and then to carry on business. The Landlord and Tenant agree that there will be no Basic Rent or Additional Rent payable during this period, however all other terms and conditions of the Lease shall be in full force and effect.

2.       LANDLORD'S WORK

               The Premises to be provided by the Landlord shall be on an "as is, where is" basis, except for the following Leasehold Improvements to be completed by the Landlord at its expense using its best efforts prior to January 1st, 1999:

          (a) Create a separate room in the location marked on Schedule "IA". The Landlord can either build a floor to ceiling demising wall with double doors or install a floor to ceiling "accordion" style door to create this room.

          (b) Install and make functional a sink with hold and cold water taps within the Leased Premises. The sink is to be installed on the existing counter within the designated office marked on Schedule "IA".

               It is the Landlord's responsibility to secure al necessary building permits and government approvals for the Landlord's improvement work.

3.       FREE BASIC RENT

               The Landlord covenants with the Tenant that if the Tenant is not in default under the Lease and has not frequently or persistently been in default under the Lease, the Landlord agrees to abate the Basic Rent due for the last month of each year of the Lease Term for a total of 5 months of free basic rent. During these periods the Tenant will be responsible for payment of its proportionate share of Operating Costs and Taxes.

4.       PARKING

               The Landlord shall provide to the Tenant six (6) random parking stalls in the Building. The stalls shall be provided at the prevailing market rates established by the Landlord from time to time.




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